As filed with the Securities and Exchange Commission on May 8, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WASTE MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)
SEE TABLE OF ADDITIONAL REGISTRANT GUARANTOR

Delaware (State or Other Jurisdiction of Incorporation or Organization)	4953 (Primary Standard Industrial Classification Code Number)	73-1309529 (IRS Employer Identification Number)

800 Capitol Street, Suite 3000
Houston, Texas 77002
Telephone: (713) 512-6200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Charles C. Boettcher
Executive Vice President and Chief Legal Officer
Waste Management, Inc.
800 Capitol Street, Suite 3000
Houston, Texas 77002
(713) 512-6200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
with a copy to:
Clinton W. Rancher
Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002
(713) 229-1234
Approximate date of commencement of the proposed sale of the securities to the public:
As soon as practicable after this registration statement becomes effective.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act: ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTOR
Exact Name of Additional Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Waste Management Holdings, Inc.	Delaware	36-2660763

*
The additional registrant is a direct wholly owned subsidiary of Waste Management, Inc. The address, including zip code, and telephone number, including area code, of the additional registrant’s principal executive offices is 800 Capitol Street, Suite 3000, Houston, Texas 77002, telephone (713) 512-6200. The name, address, including zip code, and telephone number, including area code, of the agent for service for the additional registrant is Charles C. Boettcher, Chief Legal Officer, Waste Management, Inc., 800 Capitol Street, Suite 3000, Houston, Texas 77002, telephone (713) 512-6200.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities or accept any offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY — SUBJECT TO COMPLETION, DATED MAY 8, 2025
WASTE MANAGEMENT, INC.
Offer to Exchange the Notes Set Forth Below
Registered Under the Securities Act of 1933, as amended,
for
Any and All Outstanding Restricted Notes
Set Forth Opposite the Registered Notes
REGISTERED NOTES	RESTRICTED NOTES
$485,084,000 3.875% Senior Notes due 2029 (CUSIP No. 94106LCA5)	$485,084,000 3.875% Senior Notes due 2029 (CUSIP Nos. 94106LBZ1 and U94106AK4)
Principal Terms of the Exchange Offer
This is an offer (the “exchange offer”) by Waste Management, Inc., a Delaware corporation (“WM,” the “Company,” “we,” “us,” “our,” the “Issuer” or the “Registrant”), to exchange all outstanding unregistered Restricted Notes (as defined below) for an equal principal amount of the Company’s 3.875% Senior Notes due 2029 (the “Registered Notes”), the offer of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”).
The Company issued the unregistered 3.875% Senior Notes due 2029 (CUSIP Nos. 94106LBZ1 and U94106AK4) (the “Restricted Notes”) on November 8, 2024, in a private offer pursuant to which such notes were exchanged for notes of Stericycle, Inc., a Delaware corporation (“Stericycle”).
The exchange offer expires at 5:00 p.m., New York City time, on            , 2025, unless the Company extends the offer. You may withdraw tenders of Restricted Notes at any time prior to the expiration of the exchange offer. The exchange offer is not subject to any condition other than that it will not violate applicable law or interpretations of the staff of the Securities and Exchange Commission (the “SEC”) and that no proceedings with respect to the exchange offer have been instituted or threatened in any court or by any governmental agency. The exchange offer is not conditioned upon any minimum aggregate principal amount of Restricted Notes being tendered for exchange.
Principal Terms of the Registered Notes
The terms of the Registered Notes to be issued in the exchange offer are substantially identical in all material respects to the terms of the Restricted Notes, except that the Registered Notes will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with the Registration Rights Agreement (as defined herein). The Registered Notes and the Restricted Notes that are not exchanged in the exchange offer will be treated as a single series of debt securities under the Indenture (as defined below), pursuant to which the Restricted Notes were, and the Registered Notes will be, issued, along with any additional notes of any applicable series issued pursuant to the Indenture.
The Registered Notes are new securities, and there is currently no established trading market for the Registered Notes. The Company does not intend to list the Registered Notes on any securities exchange or to apply for quotation in any automated dealer quotation system, and, therefore, no active public market is anticipated.
The Registered Notes to be issued in the exchange offer will be the senior obligations of WM and will be fully and unconditionally guaranteed by our wholly owned subsidiary, Waste Management Holdings, Inc. (“WM Holdings”). The Registered Notes will rank equally with all of our and WM Holdings’ existing and future senior indebtedness and will have the same interest payment dates, maturity date and interest rate as the Restricted Notes. The Registered Notes will be structurally subordinated to all obligations of WM’s subsidiaries other than WM Holdings, including trade payables of WM’s operating subsidiaries. This means that holders of the Registered Notes will have a junior position to the claims of creditors of WM’s operating subsidiaries on their assets and earnings. The Registered Notes will also be effectively subordinated to any secured debt WM has or may incur, to the extent of the value of the assets securing that debt. The Indenture governing the Registered Notes does not limit the amount of debt our subsidiaries can incur, and it permits us to incur some secured debt. Our debt balances are generally unsecured, except for capital leases and a note payable associated with our investment in federal low-income housing tax credits.
You should carefully consider the risk factors beginning on page 11 of this prospectus before participating in the exchange offer.
Each broker-dealer that receives Registered Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Registered Notes. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Registered Notes received in exchange for Restricted Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. The Company has agreed that, for a period ending on the earlier of (A) 180 days after the expiration date of the exchange offer and (B) the date on which each broker-dealer is no longer required to deliver a prospectus in connection with market marking or other trading activities, in each case to the extent necessary to ensure that the exchange offer registrations statement is available for resale of the Restricted Securities and if requested by one or more such broker-dealers, the Company will use commercially reasonable efforts to amend or supplement this prospectus in order to expedite or facilitate the disposition of any Registered Notes by any such broker-dealers. See “Plan of Distribution.”
None of the SEC, any state securities commission or other regulatory agency has approved or disapproved of the Registered Notes or the exchange offer or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is           , 2025.

The Company has not authorized anyone to provide you with information that is different from the information included or incorporated by reference in this document. The Company cannot take responsibility for, nor provide assurances as to the reliability of, any different or additional information that others may give you. This document may only be used where it is legal to offer or sell these securities.

No person is authorized in connection with the exchange offer to give any information or to make any representation not contained in this prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. You should assume that the information contained in this prospectus is accurate only as of its date.
This prospectus does not constitute an offer to sell or buy any Registered Notes in any jurisdiction where it is unlawful to do so.
No person should construe anything in this prospectus as legal, business or tax advice. Each person should consult its own advisors as needed to make its investment decision and to determine whether it is legally permitted to participate in the exchange offer under applicable legal investment or similar laws or regulations.

i

We have filed with the SEC a registration statement on Form S-4 (File No. 333-    ) with respect to the exchange offer and the Registered Notes. This prospectus, which forms part of that registration statement, does not contain all the information included in the registration statement, including its exhibits and schedules. For further information about the Company, the exchange offer and the Registered Notes described in this prospectus, you should refer to the registration statement and its exhibits and schedules and the documents incorporated by reference herein. For a listing of documents incorporated by reference herein, see the section entitled “Where You Can Find More Information.” Statements the Company makes in this prospectus or in the documents incorporated by reference herein about certain contracts or other documents are not necessarily complete. When the Company makes such statements, the Company refers you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits. The registration statement incorporates important business and financial information about the Company that is not included or delivered with this document. The registration statement, including its exhibits and schedules, is available at the SEC’s website at www.sec.gov. You may also obtain this information without charge by writing to Waste Management, Inc., 800 Capitol Street, Suite 3000, Houston, Texas 77002, Attention: Corporate Secretary.
In order to ensure timely delivery, you must request the information no later than                 , 2025, which is five business days before the expiration of the exchange offer.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference herein contain certain forward-looking statements that are made subject to the safe harbor protections provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the words, “will,” “may,” “should,” “continue,” “anticipate,” “believe,” “expect,” “target,” “plan,” “forecast,” “project,” “estimate,” “intend,” “commit,” “potential” and words of a similar nature and generally include statements regarding future results of operations, including revenues, earnings or cash flows; plans and objectives for the future; projections, estimates or assumptions relating to our operational or financial performance; projections, estimates or assumptions relating to our capital expenditures; or our opinions, views or beliefs about the effects of current or future events, circumstances or performance. You should view these statements with caution. These statements are not guarantees of future performance, circumstances or events. They are based on facts and circumstances known to us as of the date the statements are made, and you should not place undue reliance on any such forward-looking statements. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or anticipated results. These risks and uncertainties include, but are not limited to, our ability to complete the transactions contemplated by the exchange offer, including the satisfaction or waiver of any conditions described in this prospectus; the failure to implement our optimization, automation, growth, and cost savings initiatives and overall business strategy; failure to obtain the results anticipated from strategic initiatives, investments, acquisitions or new lines of business; failure to identify acquisition targets, consummate and integrate acquisitions, including our ability to integrate the acquisition of Stericycle and achieve the anticipated benefits therefrom, including synergies; legal, regulatory and other matters that may affect the costs and timing of our ability to integrate and deliver all of the expected benefits of the Stericycle acquisition; failure to maintain an effective system of internal control over financial reporting; existing or new environmental and other regulations, including developments related to emerging contaminants, gas emissions, renewable energy, extended producer responsibility and our natural gas fleet; significant environmental, safety or other incidents resulting in liabilities or brand damage; failure to obtain and maintain necessary permits due to land scarcity, public opposition or otherwise; diminishing landfill capacity, resulting in increased costs and the need for disposal alternatives; exposure to different regulatory, legal, financial and economic conditions in international jurisdictions; failure to attract, hire and retain key team members and a high quality workforce; increases in labor costs due to union organizing activities or changes in wage- and labor-related regulations; disruption and costs resulting from severe weather and destructive climate events; failure to achieve our sustainability goals or execute on our sustainability-related strategy and initiatives, including within planned timelines or anticipated budgets due to disruptions, delays, cost increases or changes in environmental or tax regulations and incentives; focus on, and regulation of, environmental and sustainability-related disclosures, which could lead to increased costs, risk of non-compliance, brand damage and litigation risk related to our sustainability efforts; macroeconomic conditions, geopolitical conflict and large-scale market disruption resulting in labor, supply chain and transportation constraints, inflationary cost pressures and fluctuations in commodity prices, fuel and other energy costs; increased competition; pricing actions; impacts from international trade restrictions; competitive disposal alternatives, diversion of waste from landfills and declining waste volumes; changing conditions in the healthcare industry; weakness in general economic conditions and capital markets; instability of financial institutions; adoption of new tax legislation; fuel shortages; failure to develop and protect new technology; failure of technology to perform as expected; failure to prevent, detect and address cybersecurity incidents or comply with privacy regulations; inability to adapt and manage the benefits and risks of artificial intelligence; negative outcomes of litigation or governmental proceedings, including those acquired through transactions; and operational or management decisions or developments that result in impairment charges. Please also see other risks discussed in our filings with the SEC, including Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, as updated by Part II, Item 1A of our subsequent Quarterly Reports on Form 10-Q; and other risks discussed in “Risk Factors” beginning on page 11 of this prospectus. We assume no obligation to update any forward-looking statement, including financial estimates and forecasts, whether as a result of future events, circumstances or developments or otherwise.

iii

SUMMARY
The following is a summary of some of the information contained or incorporated by reference in this prospectus. This summary does not contain all the details concerning the exchange offer or the Registered Notes, including information that may be important to you. To better understand our business and financial position, you should carefully review this entire document and the documents incorporated by reference herein, including the information under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”
Waste Management, Inc.
We are North America’s leading provider of comprehensive environmental solutions, primarily providing services throughout the United States (“U.S.”) and Canada. We partner with our customers and the communities we serve to manage and reduce waste at each stage from collection to disposal, while recovering valuable resources and creating clean, renewable energy. We own or operate the largest network of landfills throughout the U.S. and Canada. In order to make disposal more practical for larger urban markets, where the distance to landfills is typically farther, we manage transfer stations that consolidate, compact and transport waste efficiently and economically. Our solid waste business is operated and managed locally by our subsidiaries that focus on distinct geographic areas and provide collection, transfer, disposal, recycling and resource recovery services. Through our subsidiaries, including our Waste Management Renewable Energy segment, we are also a leading developer, operator and owner of landfill gas-to-energy facilities in the U.S. and Canada that produce renewable electricity and renewable natural gas, which is a significant source of fuel that we allocate to our natural gas fleet. Additionally, we are a leading recycler in the U.S. and Canada, handling materials that include paper, cardboard, glass, plastic and metal.
On November 4, 2024, we completed our acquisition of all outstanding shares of Stericycle, Inc., a provider of regulated waste and compliance services and secure information destruction services that protect people and brands, promote health and well-being and safeguard the environment.
Our principal executive offices are located at 800 Capitol Street, Suite 3000, Houston, Texas 77002. Our telephone number is (713) 512-6200. Our website address is www.wm.com. Our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K are all available, free of charge, on our website as soon as practicable after we file the reports with the SEC. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus. Our common stock is traded on the New York Stock Exchange under the symbol “WM.”
Waste Management Holdings, Inc.
Waste Management Holdings, Inc., which we refer to in this prospectus as “WM Holdings,” is a direct wholly owned subsidiary of Waste Management, Inc. WM Holdings is a holding company and all operations are conducted by subsidiaries.

THE EXCHANGE OFFER
Background
On November 8, 2024, we (i) completed our private exchange offer to all eligible holders for any and all outstanding 3.875% Senior Notes due January 15, 2029 issued by Stericycle (the “SRCL Exchange Offer”) and issued the Restricted Notes and (ii) in connection with the completion of the SRCL Exchange Offer, entered into a registration rights agreement with the dealer managers of the SRCL Exchange Offer with respect to the Restricted Notes (the “Registration Rights Agreement”). We are offering to issue the Registered Notes in exchange for the Restricted Notes to satisfy our obligations under the Registration Rights Agreement to holders of the Restricted Notes.
After the exchange offer is complete, holders of Restricted Notes will no longer be entitled to any exchange or registration rights with respect to the Restricted Notes, except in the limited circumstances described in the Registration Rights Agreement.
Exchange Offer
We are offering to exchange the Restricted Notes for a like principal amount of Registered Notes, the offer of which has been registered under the Securities Act.
The Registered Notes will be substantially identical in all material respects to the Restricted Notes, except that the Registered Notes will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with the Registration Rights Agreement.
The Restricted Notes may be exchanged only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. You should read the discussion under the headings “The Registered Notes” and “Description of the Registered Notes” for further information regarding the Registered Notes. You should also read the discussion under the heading “Terms of the Exchange Offer” for further information regarding the exchange offer and resale of the Registered Notes.
Resales
Based on interpretations by the staff of the SEC set forth in the no-action letters issued to Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co., Incorporated (available June 5, 1991) and Shearman & Sterling (available July 2, 1993), the Company believes that the Registered Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that you:
•
are acquiring the Registered Notes in the ordinary course of business;

•
have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Registered Notes in violation of the Securities Act; and

•
you are not an “affiliate” of the Company as defined in Rule 405 of the Securities Act or, if you are such an “affiliate,” then you will comply with the prospectus delivery requirements of the Securities Act to the extent applicable in connection with any resale of the Registered Notes.

By completing and submitting the letter of transmittal and exchanging your Restricted Notes for Registered Notes, as described below, you will be making representations to this effect.
Each participating broker-dealer that receives Registered Notes for its own account pursuant to the exchange offer in exchange for the Restricted Notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the Registered Notes. See “Plan of Distribution.”
Any holder of Restricted Notes who:
•
is an affiliate of the Company as defined in Rule 405 of the Securities Act;

•
does not acquire the Registered Notes in the ordinary course of its business; or

•
cannot rely on the position of the staff of the SEC expressed in the no-action letters issued to Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co., Incorporated (available June 5, 1991) or similar no-action letters must, in the absence of an exemption, comply with registration and prospectus delivery requirements of the Securities Act in connection with the resale of the Registered Notes. The Company will not assume, nor will the Company indemnify you against, any liability you may incur under the Securities Act or state or local securities laws if you transfer any Registered Notes issued in the exchange offer absent compliance with the applicable registration and prospectus delivery requirements or an applicable exemption.

If the Company determines that any changes in applicable law or applicable interpretations of the SEC do not permit the Company to effect the exchange offer, or a holder of Restricted Notes participating in the exchange offer does not receive Registered Notes on the date of the exchange that may be sold without restriction under state and U.S. federal securities laws

(other than due solely to the status of such holder as an affiliate of the Company within the meaning of the Securities Act) and notifies the Company within 30 days after such holder first becomes aware of such restrictions, or the exchange offer, for any other reason, is not completed by November 9, 2025, or the Company receives a written request from any holder of Restricted Notes within 20 business days after the consummation of the exchange offer representing that they hold Restricted Notes that are or were ineligible to be exchanged in the exchange offer then the Company will be required to use commercially reasonable efforts to file as promptly as practicable after the date of such determination, a shelf registration statement under the Securities Act and to have such shelf registration statement become effective, which shelf registration statement would cover resales of the registrable securities of such series held by such persons. See “Terms of the Exchange Offer — Additional Obligations.”
Expiration Time
The exchange offer will expire at 5:00 p.m., New York City time, on        , 2025, or such later date and time to which the Company extends it. The Company does not currently intend to extend the expiration time for the offer.
Conditions to the Exchange Offer
The exchange offer is subject to the following conditions, which the Company may waive:
•
the exchange offer does not violate applicable law, rule, regulation or applicable interpretations of the staff of the SEC;

•
the Restricted Notes shall be validly tendered in accordance with the procedures of the exchange offer as described in this prospectus;

•
each holder of the Restricted Notes shall have made those certain representations as set forth below under “The Exchange Offer — Procedures for Tendering the Restricted Notes”;

•
there is no action or proceeding instituted or threatened in any court or by any governmental agency with respect to the exchange offer, which, in the Company’s judgment, could reasonably be expected to impair the Company’s ability to proceed with the exchange offer; and

•
the exchange offer is made to all holders of Restricted Notes other than any holder of the European Economic Area or the United Kingdom to whom the exchange offer cannot be made without requiring the publication of a prospectus for the purposes of Regulation (EU) 2017/1129 or, as the case may be, such regulation as it forms part of the United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (which may be certified or validated by way of representations from holders of the Restricted Notes).

The exchange offer is not conditioned upon any minimum aggregate principal amount of the Restricted Notes being tendered for exchange.
See “Terms of the Exchange Offer — Conditions to the Exchange Offer.”
Procedures for Tendering the Restricted Notes
If you wish to accept and participate in the exchange offer, you must complete and submit the accompanying letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal, together with the Restricted Notes and any other required documents, to the exchange agent at the address set forth on the cover of the letter of transmittal. As you hold Restricted Notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program (“ATOP”) procedures of DTC described herein.
By signing or agreeing to be bound by the letter of transmittal, or, in the case of book-entry transfer, an agent’s message in lieu of the letter of transmittal, you represent to the Company that, among other things:
•
any Registered Notes that you receive will be acquired in the ordinary course of business;

•
you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Registered Notes in violation of the Securities Act;

•
if you are a broker-dealer that will receive Registered Notes for your own account in exchange for Restricted Notes that were acquired as a result of market-making or other trading activities, you will deliver a prospectus, as required by law, in connection with any resale of the Registered Notes;

•
you are not an “affiliate” of the Company as defined in Rule 405 under the Securities Act, or if you are such an “affiliate,” then you will comply with the prospectus delivery requirements of the Securities Act to the extent applicable in connection with any resale of the Registered Notes; and

•
you are not prohibited by law or policy from participating in the exchange offer.

Special Procedures for Beneficial Owners
If you are a beneficial owner whose Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender such Restricted Notes in the exchange offer, you should promptly contact the person in whose name the Restricted Notes are registered and instruct that person to tender the Restricted Notes on your behalf. If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your Restricted Notes, you must either make appropriate arrangements to register ownership of the Restricted Notes in your name or obtain a properly completed bond power from the person in whose name the Restricted Notes are registered. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration time of the exchange offer.
If you are a beneficial owner that holds Restricted Notes through Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), or Clearstream Banking, société anonyme (“Clearstream”), and wish to tender your Restricted Notes, contact Euroclear or Clearstream directly to ascertain the procedures for tendering Restricted Notes and comply with such procedures.
Withdrawal of Tenders
Tenders of the Restricted Notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration time. To withdraw, you must send a written notice of withdrawal to the exchange agent at its address indicated under “Terms of the Exchange Offer — Exchange Agent” before the expiration time of the exchange offer.
Acceptance of the Restricted Notes and Delivery of the Registered Notes
If all of the conditions to the completion of the exchange offer are satisfied, the Company will accept any and all Restricted Notes that are properly tendered in the exchange offer and not properly withdrawn before the expiration time. The Company will return any Restricted Notes that the Company does not accept for exchange to its registered holder at the Company’s expense promptly after the expiration time. The Company will deliver the Registered Notes to the registered holders of Restricted Notes accepted for exchange promptly after the expiration time and acceptance of such Restricted Notes. See “Terms of the Exchange Offer — Acceptance of Restricted Notes for Exchange; Delivery of Registered Notes.”
Effect on Holders of the Restricted Notes
As a result of making, and upon acceptance for exchange of all validly tendered Restricted Notes pursuant to the terms of, the exchange offer, the Company will have fulfilled a covenant contained in the Registration Rights Agreement. If a holder of Restricted Notes does not tender its Restricted Notes in the exchange offer, such holder will continue to hold its Restricted Notes and such holder will be entitled to all the rights and limitations applicable to the Restricted Notes in the Indenture (as defined below in “The Registered Notes”), except for any rights under the Registration Rights Agreement that by their terms terminate upon the consummation of the exchange offer. See “Terms of the Exchange Offer — Purpose and Effect of the Exchange Offer.”

Consequences of Failure to Exchange
All untendered Restricted Notes will continue to be subject to the restrictions on transfer provided for in the Restricted Notes and in the Indenture. In general, the Restricted Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state or local securities laws. The trading market for your Restricted Notes will likely become more limited to the extent that other holders of Restricted Notes participate in the exchange offer. Following consummation of the exchange offer, the Company will not be required to register under the Securities Act any Restricted Notes that remain outstanding, except in the limited circumstances in which it is obligated to file a shelf registration statement for certain holders of Restricted Notes not eligible to participate in the exchange offer pursuant to the Registration Rights Agreement. If your Restricted Notes are not tendered and accepted in the exchange offer, it may become more difficult to sell or transfer the Restricted Notes. See “Terms of the Exchange Offer — Additional Obligations” and “Risk Factors.”
Material U.S. Federal Income Tax Considerations
The exchange of Restricted Notes for Registered Notes in the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”
Exchange Agent
The Bank of New York Mellon Trust Company, N.A. is the exchange agent for the exchange offer. The address and telephone number of the exchange agent are set forth under the heading “Terms of the Exchange Offer — Exchange Agent.”

THE REGISTERED NOTES
The terms of the Registered Notes are summarized below. This summary is not a complete description of the Registered Notes. For a more detailed description of the Registered Notes, see the discussion under the heading “Description of the Registered Notes.” In this section, the terms “WM,” “Company,” the “Issuer,” “we” and “our” refer only to Waste Management, Inc. and not any of its subsidiaries. Other than the restrictions on transfer, registration rights and additional interest provisions, the Registered Notes will have the same terms as the Restricted Notes.
The Restricted Notes were, and the Registered Notes will be, issued by Waste Management, Inc. The following table sets forth the title (including interest rate), CUSIP numbers of the Restricted Notes, maturity date, aggregate principal amount and interest payment dates of the Registered Notes offered hereby. The Restricted Notes were, and the Registered Notes will be, issued under and pursuant to an Indenture dated as of September 10, 1997 (the “Indenture”), between us and The Bank of New York Mellon Trust Company, N.A. (the current successor to the initial trustee, Texas Commerce Bank National Association), as trustee (the “Trustee”) and a corresponding resolution of the Company’s board of directors and an accompanying officers’ certificate setting forth the specific terms applicable to the Restricted Notes and the Registered Notes (the “Indenture Officers’ Certificate”), which have been filed as an exhibit to the registration statement of which this prospectus forms a part.
Title (Including Interest Rate)	CUSIP Nos. of Restricted Notes	Maturity Date	Aggregate Principal Amount	Interest Payment Dates
3.875% Senior Notes due 2029	94106LBZ1 and U94106AK4	January 15, 2029	$485,084,000	January 15 and July 15
Subsidiary Guarantee
WM Holdings will fully and unconditionally guarantee, on a senior unsecured basis, the full and prompt payment of the principal and any premium and interest on the Registered Notes, when and as they become due and payable, whether at maturity or otherwise (the “Guarantee”).
Interest Payment Dates
Interest on the Registered Notes will be payable semi-annually on January 15 and July 15, and will accrue from the most recent interest payment date of the Restricted Notes, which was January 15, 2025. The holders of the Restricted Notes that are accepted for exchange will be deemed to have waived the right to receive payment of accrued interest on those Restricted Notes from the last interest payment date on which interest was paid on such Restricted Notes to the date of issuance of the Registered Notes. Interest on the Restricted Notes accepted for exchange will cease to accrue upon issuance of the Registered Notes. Interest is payable on the Registered Notes beginning with the first interest payment date following the consummation of the exchange offer.
Change of Control Offer
If a change of control triggering event occurs, holders of the Registered Notes may require the Company to purchase all or a portion of such holders’ Registered Notes at a price equal to 101% of the principal amount, plus accrued interest, if any, to the date of purchase. See “Description of the Registered Notes — Change of Control Offer” in this prospectus.
Ranking
The Registered Notes and the Guarantee will constitute the senior unsecured debt of Waste Management, Inc.

and WM Holdings, respectively, and will rank equally with all of our and its other existing and future senior obligations from time to time outstanding. See “Description of the Registered Notes — Ranking.”
Optional Redemption
We may elect to redeem and repay any or all of the WM Notes at any time and from time to time in minimum principal amounts of $2,000 or any integral multiple of $1,000 in excess thereof. Prior to December 15, 2028, we may redeem the Registered Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Registered Notes to be redeemed discounted to the redemption date (assuming the Registered Notes matured on December 15, 2028) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points, less (b) interest accrued to the redemption date, and (2) 100% of the principal amount of the Registered Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the December 15, 2028, we may redeem the Registered Notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Registered Notes to be redeemed, plus accrued and unpaid interest on the Registered Notes to be redeemed to the redemption date.
For more information on the redemption provisions of the Registered Notes of each series, see “Description of the Registered Notes — Optional Redemption.” These redemption provisions are identical to those applicable to the Restricted Notes to be exchanged in the exchange offer.
Certain Covenants
We will issue the Registered Notes under the Indenture, which contains covenants for your benefit. These covenants restrict our ability, with certain exceptions, to,
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create, incur or assume debt secured by liens;

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engage in sale and leaseback transactions; and

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merge, consolidate or transfer all or substantially all of our assets.

See “Description of the Registered Notes — Certain Covenants.”
These covenants are identical to those applicable to the equivalent Restricted Notes to be exchanged in the exchange offer.

Use of Proceeds
The Company will not receive any cash proceeds from the issuance of the Registered Notes. In consideration for issuing the Registered Notes as contemplated in this prospectus, the Company will receive in exchange Restricted Notes in like principal amount, which will be cancelled and, as such, issuing the Registered Notes will not result in any increase in the Company’s indebtedness.
Trustee, Registrar and Paying Agent
The Bank of New York Mellon Trust Company, N.A.
Form and Denominations
We will issue the Registered Notes in the form of one or more fully registered global securities registered in the name of the nominee of DTC. Beneficial interests in the Registered Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking S.A. and Euroclear Bank SA/NV will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in limited circumstances, owners of beneficial interests in the Registered Notes will not be entitled to have Registered Notes registered in their names, will not receive or be entitled to receive Registered Notes in definitive form and will not be considered holders of Registered Notes under the Indenture. The Registered Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Risk Factors
For a discussion of factors you should carefully consider before deciding to invest in the Registered Notes, see “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages iii and 11, respectively, of this prospectus and the “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent Quarterly Reports on Form 10-Q, which documents are incorporated by reference in this prospectus.
No Public Market
The Registered Notes are new securities, and there is currently no established trading market for the Registered Notes. See “Risk Factors.” An active trading market may not develop for the Registered Notes, and we do not intend to apply to list the Registered Notes on any securities exchange or for quotation in any automated dealer quotation system.
Governing Law
State of New York.

RISK FACTORS
Participating in the exchange offer and investing in the Registered Notes involves risks, which risks are substantially equivalent to those applicable to the Restricted Notes exchanged therefor except that the Registered Notes will be registered. You should carefully consider the following risk factors and all of the information contained in or incorporated by reference in this prospectus, including, but not limited to, the matters discussed under “Item 1(A). Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2024, as updated by Part II, Item 1A of our Quarterly Reports on Form 10-Q, and other information which may be incorporated by reference in this prospectus after the date hereof.
Risks Related to the Registered Notes
Our substantial indebtedness could impair our financial condition and our ability to fulfill our debt obligations, including our obligations under the Registered Notes.
We have substantial indebtedness. At March 31, 2025, our ratio of total debt to total capitalization was 73.4%, and we had $23.8 billion of total debt. In addition, as of March 31, 2025, we had approximately $1.1 billion of total letters of credit outstanding under our various facilities and certain bi-lateral agreements, including $224 million of such outstanding letters of credit that were issued under and supported by our $3.5 billion revolving credit facility. Our indebtedness that bears interest at a floating rate makes us vulnerable to changes in interest rates. As of March 31, 2025, we had approximately $3.8 billion of debt maturing within the next 12 months, including: (i) $1.5 billion of short-term borrowings under our commercial paper program (net of related discount on issuance); (ii) $1.3 billion of tax-exempt bonds with term interest rate periods that expire within the next 12 months, which is prior to their scheduled maturities; (iii) $500 million of 0.75% senior notes that mature in November 2025 and (iv) $454 million of other debt with scheduled maturities within the next 12 months, including $298 million of tax-exempt bonds. Our level of indebtedness and the covenants contained in the agreements governing our debt could have important consequences, including:
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making it more difficult for us to satisfy our obligations with respect to the Registered Notes and our other indebtedness, which could in turn result in an event of default on such other indebtedness or the Registered Notes;

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impairing our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes;

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requiring us to dedicate a substantial portion of our cash flow from operations to debt service payments, thereby reducing the availability of cash for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes;

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limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

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placing us at a competitive disadvantage compared to our competitors that have proportionately less debt.

We are not prohibited under the Indenture that will govern the Registered Notes from incurring additional indebtedness. Although our $3.5 billion revolving credit facility requires us to maintain a specified ratio of Total Debt to EBITDA (as defined in our $3.5 billion revolving credit facility), following the exchange offer we expect to have the ability to incur additional indebtedness while remaining in compliance with this covenant. Our incurrence of additional indebtedness would exacerbate the negative consequences mentioned above and could adversely affect our ability to service and repay the Registered Notes.
We are a holding company and we depend upon cash distributions from our subsidiaries to service our debt.
As a holding company, we conduct our operations through our operating subsidiaries, and our only significant assets are the capital stock of our subsidiaries. Accordingly, our ability to meet our cash obligations, including our obligations under the Registered Notes, depends in part upon the ability of our subsidiaries to make cash distributions to us. Any of our subsidiaries’ declaration of bankruptcy, liquidation or reorganization could materially adversely affect their ability to make cash distributions to us. Additionally, the ability of our subsidiaries to make distributions to us is, and will continue to be, restricted by, among other limitations, applicable provisions of federal and state law and contractual provisions. Any inability of our operating subsidiaries to make dividends or distributions to us, whether by reason of financial difficulties or other restrictions, could have a material adverse effect on our ability to service and repay our debt, including the Registered Notes.
Downgrades in our credit ratings or changes in the debt markets may adversely affect the market price of the Registered Notes.
The market price for the Registered Notes will depend on a number of factors, including:
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our credit ratings with major credit rating agencies;

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the prevailing interest rates being paid by other companies similar to us;

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the market price of our common stock;

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our financial condition, operating performance and future prospects; and

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the overall condition of the financial markets and global and domestic economies.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the Registered Notes. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the industries in which we operate as a whole and may change their credit rating for us based on their overall view of such industries. A negative change in our rating could have an adverse effect on the price of the Registered Notes.
The Registered Notes will be effectively subordinated to certain of our subsidiaries’ debt and our secured debt.
While the Registered Notes will be guaranteed by WM Holdings and will rank equally with all of our and WM Holdings’ existing and future senior indebtedness and will have the same interest payment dates, maturity date and interest rate as the Restricted Notes, the Registered Notes will be structurally subordinated to all obligations of our subsidiaries other than WM Holdings, including trade payables of our operating subsidiaries. This means that holders of the Registered Notes will have a junior position to the claims of creditors of our operating subsidiaries on their assets and earnings. The Registered Notes will also be effectively subordinated to any secured debt we have or may incur, to the extent of the value of the assets securing that debt, including, without limitation, indebtedness under our $3.5 billion revolving credit facility. The Indenture governing the Registered Notes does not limit the amount of debt our subsidiaries can incur, and it permits us to incur some secured debt. Our debt balances are generally unsecured, except for capital leases and notes payable associated with our investment in federal low-income housing tax credits. The balance on such notes payable as of March 31, 2025 was $655 million. As of March 31, 2025, our operating subsidiaries had $2.7 billion of indebtedness and WM Holdings had $223 million of long-term debt (excluding guarantees of $17.8 billion of our senior debt), in each case excluding intercompany loans. For a description of the ranking of the Registered Notes, see “Description of the Registered Notes — Brief Description of the Registered Notes and the Guarantee” in this prospectus.
Fraudulent transfer statutes may limit your rights under the guarantees of the Registered Notes.
Our obligations under the Registered Notes will be guaranteed by our wholly owned subsidiary, WM Holdings. The guarantees may be subject to review under various laws for the protection of creditors. It is possible that the creditors of WM Holdings may challenge the guarantees as fraudulent transfers under relevant federal and state laws. Under certain circumstances, including a finding that WM Holdings was insolvent at the time its guarantees were issued, a court could hold that the obligations of WM Holdings under the guarantees may be voided or are subordinate to other obligations of WM Holdings, or that the amount for which WM Holdings is liable under its guarantees of the Registered Notes may be limited. Different jurisdictions define “insolvency” differently, and we cannot assure you as to what standard a court would apply to determine whether WM Holdings was insolvent. If a court determined that WM Holdings was insolvent on the date the guarantees of the Registered Notes were issued, or that the guarantees constituted a fraudulent transfer on another ground, the claims of creditors of WM Holdings would effectively have priority with respect to WM Holdings’ assets and earnings over the claims of the holders of the Registered Notes.
We may not have sufficient funds to purchase the Registered Notes upon a change of control triggering event, and this covenant provides limited protection to investors.
Holders of the Registered Notes may require us to purchase their Registered Notes upon a change of control triggering event, as set forth under “Description of the Registered Notes — Change of Control Offer” in this prospectus. We cannot assure you that we will have sufficient financial resources, or will be able to arrange sufficient financing, to pay the purchase price of the Registered Notes, particularly if a change of control event triggers a similar repurchase requirement for, or results in the acceleration of, our other then-existing debt.
The change of control offer covenant is limited to the transactions specified in “Description of the Registered Notes — Change of Control Offer.” We have no present intention to engage in a transaction involving a change of control triggering event, although it is possible that we could decide to do so in the future. We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control triggering event under the Registered Notes, but that could increase the amount of indebtedness outstanding at such time or otherwise materially adversely affect our capital structure or credit ratings.
You may not be able to sell the Registered Notes for a profit or at all.
There is no existing active trading market for the Registered Notes, and a market may never develop. We do not currently intend to apply for listing of the Registered Notes on any securities exchange. If a market does not develop, you may be unable to resell the Registered Notes for a long time, if at all. If the Registered Notes are traded after their initial issuance, they may trade at a discount from initial offering prices. Factors that could cause the Registered Notes to trade at a discount include increases in then prevailing interest rates, a decline in our credit worthiness based on our business, operating results or financial condition, weakness in the markets for similar securities and declining general economic conditions.
Holders will be required to include original issue discount on the Registered Notes in income as it accrues.
The Registered Notes will be treated as having been issued with original issue discount for U.S. federal income tax purposes. A holder of a Registered Note who is subject to U.S. federal income tax generally is required to include any original issue discount in gross income (as ordinary income) as it accrues, in advance of the receipt of cash attributable to that income and regardless of such holder’s regular method of accounting for U.S. federal income tax purposes.
If a bankruptcy petition were filed by or against the Company, holders of the Registered Notes may receive a lesser amount for their claim than they would have been entitled to receive under the Indenture.
If a bankruptcy petition were filed by or against the Company under Title 11 of the United States Bankruptcy Code (“U.S. Bankruptcy Code”) after the issuance of the Registered Notes, the claim by any holder of the Registered Notes for the principal amount of the Registered Notes may be limited to an amount equal to the sum of: (i) the original issue price for the Registered Notes (which is the same as the original issue price for the Restricted Notes); and (ii) that portion of the original issue discount that does not constitute “unmatured interest” for purposes of the U.S. Bankruptcy Code. Any original issue discount that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, holders of the Registered Notes under these circumstances may receive a lesser amount than they would be entitled to receive under the terms of the indenture governing the Registered Notes, even if sufficient funds are available.
Risks Related to the Exchange Offer
You may have difficulty selling the Restricted Notes that you do not exchange.
If you do not exchange your Restricted Notes for Registered Notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your Restricted Notes described in the legend on your Restricted Notes and we will not be required to offer another opportunity for you to exchange your Restricted Notes for registered notes, except in limited circumstances. The restrictions on transfer of your Restricted Notes arise because we issued the Restricted Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may offer or sell the Restricted Notes only if they are registered under the Securities Act and applicable state securities laws or are offered and sold under an exemption from these requirements. We do not intend to register the Restricted Notes under the Securities Act. We may in the future seek to acquire untendered Restricted Notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Restricted Notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered Restricted Notes. To the extent Restricted Notes are tendered and accepted in the exchange offer, the trading market, if any, for the remaining Restricted Notes would likely be adversely affected. See “Terms of the Exchange Offer — Consequences of Failure to Exchange” for a discussion of the possible consequences of failing to exchange your Restricted Notes.
Because we anticipate that most holders of the Restricted Notes will elect to exchange their Restricted Notes, we expect that the liquidity of the market for any Restricted Notes remaining after the completion of the exchange offer will be substantially limited. Any Restricted Notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the Restricted Notes of the applicable series outstanding. Following the exchange offer, if you do not tender your Restricted Notes you generally will not have any further registration rights, and your Restricted Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Restricted Notes could be adversely affected.
Broker-dealers or noteholders may become subject to the registration and prospectus delivery requirements of the Securities Act.
Any broker-dealer that exchanges its Restricted Notes in the exchange offer for the purpose of participating in a distribution of the Registered Notes, or resells Registered Notes that were received by it for its own account in the exchange offer, may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the Registered Notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.
In addition to broker-dealers, any noteholder that exchanges its Restricted Notes in the exchange offer for the purpose of participating in a distribution of the Registered Notes may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that noteholder.
You must follow the exchange offer procedures carefully in order to receive freely tradable Registered Notes.
Delivery of the Registered Notes in exchange for the Restricted Notes tendered and accepted for exchange pursuant to the exchange offer will be made only if such tenders comply with the exchange offer procedures described herein, including the timely receipt by the exchange agent of book-entry transfer of the Restricted Notes into such exchange agent’s account at DTC, as depositary, including an agent’s message. We are not required to notify you of defects or irregularities in tenders of Restricted Notes for exchange. The method of delivery of Restricted Notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders of the Restricted Notes. See “Terms of the Exchange Offer — Procedures for Tendering the Restricted Notes” for additional information.
Consummation of the exchange offer may not occur.
The exchange offer is subject to the satisfaction of certain conditions. See “Terms of the Exchange Offer — Conditions to the Exchange Offer.” Even if the exchange offer is completed, it may not be completed on the timing described in this prospectus. Accordingly, holders participating in the exchange offer may have to wait longer than expected to receive their Registered Notes, during which time such holders will not be able to effect transfers of their Restricted Notes tendered in the exchange offer. Until we announce whether we have accepted valid tenders of Restricted Notes for exchange pursuant to the exchange offer, no assurance can be given that the exchange offer will be completed. In addition, subject to applicable law and as provided in this prospectus, we may, in our sole discretion, extend, re-open, amend, waive any condition of or terminate the exchange offer at any time before our announcement of whether we will accept valid tenders of Restricted Notes for exchange pursuant to exchange offer, which we expect to make as soon as reasonably practicable after the expiration date.

USE OF PROCEEDS
We will not receive any cash proceeds from the issuance of the Registered Notes. In consideration for issuing the Registered Notes as contemplated in this prospectus, the Company will receive in exchange Restricted Notes in like principal amount, which will be cancelled, and, as such, issuing the Registered Notes will not result in any increase in the Company’s indebtedness.

TERMS OF THE EXCHANGE OFFER
Purpose and Effect of the Exchange Offer
We and the dealer managers entered into a Registration Rights Agreement with respect to the Restricted Notes on November 8, 2024. Pursuant to the Registration Rights Agreement, we agreed, among other things, to use commercially reasonable efforts to (1) file a registration statement on Form S-4 with respect to a registered offer to exchange the Restricted Notes for a like aggregate principal amount of Registered Notes, with terms substantially identical in all material respects to the Restricted Notes (except that the Registered Notes will not contain terms with respect to transfer restrictions or any increase in annual interest rate) and (2) cause the registration statement to be declared effective under the Securities Act by November 9, 2025. In furtherance of the foregoing, we have filed with the SEC a registration statement on Form S-4 (File No. 333-    ) with respect to the exchange offer and the Registered Notes. We agreed to use commercially reasonable efforts to complete the exchange offer by November 9, 2025. If the Company determines that any changes in applicable law or applicable interpretations of the SEC do not permit the Company to effect the exchange offer, or a holder of Restricted Notes participating in the exchange offer does not receive Registered Notes on the date of the exchange that may be sold without restriction under state and U.S. federal securities laws (other than due solely to the status of such holder as an affiliate of the Company within the meaning of the Securities Act) and notifies the Company within 30 days after such holder first becomes aware of such restrictions, or the exchange offer, for any other reason, is not completed by November 9, 2025, or the Company receives a written request from any holder of Restricted Notes within 20 business days after the consummation of the exchange offer representing that they hold Restricted Notes that are or were ineligible to be exchanged in the exchange offer then the Company will be required to use commercially reasonable efforts to file as promptly as practicable after the date of such determination, a shelf registration statement under the Securities Act and to have such shelf registration statement become effective, which shelf registration statement would cover resales of the registrable securities of such series held by such persons.
After the SEC declares this exchange offer registration statement effective, we will offer the Registered Notes in return for the Restricted Notes. The exchange offer will remain open for no fewer than 20 business days (or longer if required by applicable law) from the date the prospectus is mailed or made available to the holders of the Restricted Notes. For each Restricted Note surrendered to us pursuant to an exchange offer, the holder of the Restricted Note will receive a Registered Note having a principal amount equal to that of the surrendered Restricted Note. Interest on the Registered Notes will be payable semi-annually on January 15 and July 15 and will accrue from the most recent interest payment date of the Restricted Notes, which was January 15, 2025.
Under existing SEC interpretations, the Registered Notes acquired in the exchange offer by holders of Restricted Notes will be freely transferable without further registration under the Securities Act if the holder of the Registered Notes is acquiring the Registered Notes in the ordinary course of its business, that it has no arrangement or understanding to participate in the distribution of the Registered Notes and that it is not an affiliate of the Company (or, if the holder such an “affiliate,” then the holder will comply with the prospectus delivery requirements of the Securities Act to the extent applicable in connection with any resale of the Registered Notes), as such terms are interpreted by the SEC; however, broker-dealers (“participating broker-dealers”) receiving Registered Notes in a registered exchange offer will also have a prospectus delivery requirement with respect to resales of such Registered Notes. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to Registered Notes (other than a resale of an unsold allotment from the original sale of the Restricted Notes) with the prospectus contained in the exchange offer registration statement relating to such Registered Notes.
This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Registered Notes received in exchange for Restricted Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. We have agreed that, for a period ending on the earlier of (A) 180 days after the expiration date of the exchange offer and (B) the date on which each broker-dealer is no longer required to deliver a prospectus in connection with market marking or other trading activities, in each case to the extent necessary to ensure that the exchange offer registrations statement is available for resale of the Restricted Securities and if requested by one or more such broker-dealers, the Company will use commercially reasonable efforts to amend or supplement this prospectus in order to expedite or facilitate the disposition of any Registered Notes by any such broker-dealers.
A holder of Restricted Notes who wishes to exchange its Restricted Notes for Registered Notes in the exchange offer will be required to represent that (1) any Registered Notes to be received by it will be acquired in the ordinary course of its business, (2) at the time of the commencement of the exchange offer, it is not engaged in, does not intend to engage in and it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Registered Notes in violation of the provisions of the Securities Act and it is not engaged in, and does not intend to engage in, the distribution of the Registered Notes, (3) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company, or if it is such an “affiliate”, such holder will comply with the prospectus delivery requirements of the Securities Act to the extent applicable in connection with any resale of the Exchange Securities, (4) if such holder is a broker-dealer that will receive the Registered Notes for its own account in exchange for the Restricted Notes that were acquired as a result of market-making or other trading activities, then such holder will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Registered Notes and (5) it is not prohibited by any law of policy from participating in the exchange offer. See “Plan of Distribution.”
The Registration Rights Agreement provides, among other things, that if we have not exchanged Registered Notes for all Restricted Notes validly tendered in accordance with the terms of the exchange offer on or prior to November 9, 2025, or if a shelf registration statement is required under the limited circumstances set forth in the Registration Rights Agreement and such shelf registration statement is not declared effective on or prior to the 60th day after the later of November 9, 2025 and the date on which the Company receives a duly executed request from certain holders of Restricted Notes for the filing of a shelf registration, then, subject to certain exceptions, the annual interest rate on the Restricted Notes will increase initially by 0.25% per annum beginning on the day immediately following the occurrence of such registration default. The additional interest will cease to accrue when all registration defaults are cured. See “Exchange Offer; Registration Rights.”
Resale of Registered Notes
Based on the position that the staff of the SEC enunciated in the no-action letters issued to Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co., Incorporated (available June 5, 1991) and Shearman & Sterling (available July 2, 1993), the Registered Notes issued in the exchange offer may be offered for resale, resold and otherwise transferred without registration under the Securities Act, and without delivering a prospectus that satisfies the requirements of Section 10 of the Securities Act, if the holder of the Restricted Notes who wishes to exchange its Restricted Notes for Registered Notes can make the representations set forth below under “— Procedures for Tendering the Restricted Notes.” However, if such holder intends to participate in a distribution of the Registered Notes, is a broker-dealer that acquired the Restricted Notes directly from us for its own account in the initial offering of the Restricted Notes and not as a result of market-making activities or other trading activities or is an “affiliate” of the Company as defined in Rule 405 under the Securities Act, such holder will not be eligible to participate in the exchange offer, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of its Restricted Notes. See “— Additional Obligations” below.
A broker-dealer that has acquired Restricted Notes as a result of market-making or other trading activities has to deliver a prospectus in order to resell any Registered Notes it receives for its own account in the exchange offer. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Registered Notes received in exchange for Restricted Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. We have agreed that, for a period ending on the earlier of (A) 180 days after the expiration date of the exchange offer and (B) the date on which each broker-dealer is no longer required to deliver a prospectus in connection with market marking or other trading activities, in each case to the extent necessary to ensure that the exchange offer registrations statement is available for resale of the Restricted Securities and if requested by one or more such broker-dealers, the Company will use commercially reasonable efforts to amend or supplement this prospectus in order to expedite or facilitate the disposition of any Registered Notes by any such broker-dealers. See “Plan of Distribution” for more information regarding broker-dealers.

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of Restricted Notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities or blue sky laws.
Terms of the Exchange Offer
Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any and all Restricted Notes properly tendered and not withdrawn prior to the expiration time. The Restricted Notes may only be tendered in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. We will issue $2,000 principal amount or an integral multiple of $1,000 in excess thereof of Registered Notes in exchange for a corresponding principal amount of Restricted Notes surrendered in the exchange offer. In exchange for each Restricted Note surrendered in the exchange offer, we will issue a Registered Note with a like principal amount.
The form and terms of the Registered Notes will be substantially identical in all material respects to the form and terms of the Restricted Notes, except that the Registered Notes will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with the Registration Rights Agreement.
The Registered Notes will evidence the same debt as the Restricted Notes. The Registered Notes will be issued under and entitled to the benefits of the same Indenture that authorized the issuance of the Restricted Notes. Consequently, the Registered Notes and the Restricted Notes that are not exchanged in the exchange offer will be treated as a single series of debt securities under the Indenture for all purposes of the Indenture, along with any additional notes of any applicable series issued pursuant to the Indenture.
The exchange offer is not conditioned upon any minimum aggregate principal amount of Registered Notes being tendered for exchange.
There will be no fixed record date for determining registered holders of Restricted Notes entitled to participate in the exchange offer.
We intend to conduct the exchange offer in accordance with the provisions of the Registration Rights Agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC. Restricted Notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the Indenture, but will not retain any rights under the Registration Rights Agreement.
We will be deemed to have accepted for exchange properly tendered Restricted Notes when we have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Registered Notes from the Company and delivering the Registered Notes to such holders. Subject to the terms of the exchange offer and the Registration Rights Agreement, we expressly reserve the right to amend or terminate the exchange offer, and to not accept for exchange any Restricted Notes not previously accepted for exchange.
We will pay all charges and expenses, other than those brokerage commissions or fees or transfer or other taxes described below, in connection with the exchange offer. It is important that you read the section titled “— Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.
Expiration Time; Extensions; Amendments
The exchange offer will expire at 5:00 p.m., New York City time, on            , 2025, unless, in our sole discretion, we extend the expiration time of the exchange offer.
In order to extend the exchange offer, we will notify the exchange agent in writing of any extension of the exchange offer. We will notify registered holders of the Restricted Notes in writing or by public announcement of the extension, if any, of the expiration time by no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration time.

We expressly reserve the right, in our sole discretion:
•
to delay accepting for exchange any Restricted Notes due to an extension of the exchange offer;

•
to extend the exchange offer or to terminate the exchange offer and to refuse to accept Restricted Notes not previously accepted if any of the conditions set forth under “— Conditions to the Exchange Offer” have not been satisfied by giving written notice of such extension or termination to the exchange agent; or

•
subject to the terms of the Registration Rights Agreement, to amend the terms of the exchange offer in any manner.

Any such delay in acceptance, extension or termination will be followed as promptly as practicable by written notice or public announcement thereof to the registered holders of Restricted Notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Restricted Notes of such amendment.
Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a timely press release to a financial news service. If we make any material change to the exchange offer, we will disclose this change by means of a post-effective amendment to the registration statement that includes this prospectus and will distribute an amended or supplemented prospectus to each registered holder of Restricted Notes. In addition, we will extend the exchange offer for an additional five to ten business days as required by the Exchange Act, depending on the significance of the amendment, if the exchange offer would otherwise expire during that period. We will promptly notify the exchange agent by written notice of any delay in acceptance, extension, termination or amendment of the exchange offer.
Conditions to the Exchange Offer
Notwithstanding any other terms of the exchange offer, we will not be required to accept for exchange, or exchange any Registered Notes for, any Restricted Notes, and we may terminate the exchange offer as provided in this prospectus before accepting any Restricted Notes for exchange, if:
•
the exchange offer would violate any applicable law, rule, regulation or applicable interpretations of the staff of the SEC;

•
the Restricted Securities are not validly tendered in accordance with the exchange offer;

•
the exchange offer is made to any holder of the European Economic Area or the United Kingdom to whom the exchange offer cannot be made without requiring the publication of a prospectus for the purposes of Regulation (EU) 2017/1129 or, as the case may be, such regulation as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (which may be certified or validated by way of representations from holders of Restricted Notes); and

•
any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment, could reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, we will not be obligated to accept for exchange the Restricted Notes of any holder that has not made the representations described in the letter of transmittal and under “— Purpose and Effect of the Exchange Offer,” “— Procedures for Tendering the Restricted Notes” and “Plan of Distribution,” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to it an appropriate form for registration of the Registered Notes under the Securities Act.
We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any Restricted Notes by giving written notice (including by public announcement) of such extension to the registered holders of the Restricted Notes as promptly as practicable. During any such extensions, all Restricted Notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange unless they have been previously withdrawn. We will return any Restricted Notes that we do not accept for exchange for any reason without expense to the tendering holder promptly after the expiration or termination of the exchange offer.
We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any Restricted Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give written notice or public announcement of any extension, amendment, non-acceptance or termination to the registered holders of the Restricted Notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration time.
These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion; provided that any waiver of a condition of tender with respect to the exchange offer will apply to all of the outstanding Restricted Notes and not only to particular Restricted Notes. If we fail at any time to exercise any of the foregoing rights, that failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.
In addition, we will not accept for exchange any Restricted Notes tendered, and will not issue Registered Notes in exchange for any such Restricted Notes, if at such time any stop order will be threatened or in effect with respect to the Registration Statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
Procedures for Tendering the Restricted Notes
Except as described below, a holder tendering Restricted Notes must, prior to 5:00 p.m., New York City time, on the expiration date:
•
transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent, or

•
if Restricted Notes are tendered in accordance with the book-entry procedures described below, the tendering holder must transmit an agent’s message (described below) to the exchange agent.

Transmittal will be deemed made only when actually received or confirmed by the exchange agent.
In addition, the exchange agent must receive, before 5:00 p.m., New York City time, on the expiration date book-entry transfer of the Restricted Notes into the exchange agent’s account at DTC, the book-entry transfer facility.
The term “agent’s message” means a computer-generated message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant that such participant has received and agrees to be bound by, and makes the representations and warranties contained in, the letter of transmittal and that we may enforce the letter of transmittal against such participant.
The method of delivery of Restricted Notes, letters of transmittal and all other required documents is at the holder’s election and risk. If delivery is by mail, we recommend that holders use registered mail, properly insured, with return receipt requested. In all cases, holders should allow sufficient time to assure timely delivery. Holders should not send letters of transmittal or Restricted Notes to anyone other than the exchange agent.
If the holder is a beneficial owner whose Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wishes to tender, such holder should promptly instruct the registered holder to tender on its behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the Restricted Notes by causing DTC to transfer the Restricted Notes into the exchange agent’s account.
Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the Restricted Notes surrendered for exchange are tendered:

•
by a registered holder of the Restricted Notes that has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•
for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is a financial institution, including most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program or the New York Stock Exchange Medallion Signature Program.
We will reasonably determine all questions as to the validity, form and eligibility of Restricted Notes tendered for exchange and all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding.
We reserve the right to reject any particular Restricted Note not validly tendered, or any acceptance that might, in our judgment, be unlawful. We also reserve the right to waive any defects or irregularities with respect to the form of, or procedures applicable to, the tender of any particular Restricted Note before the expiration time. Unless waived, any defects or irregularities in connection with tenders of Restricted Notes must be cured before the expiration time of the exchange offer. None of the Company, the exchange agent or any other person will be under any duty to give notification of any defect or irregularity in any tender of the Restricted Notes. None of the Company, the exchange agent or any other person will incur any liability for failing to give notification of any defect or irregularity.
If the letter of transmittal is executed by a person other than the registered holder of Restricted Notes, the letter of transmittal must be accompanied by the Restricted Notes endorsed by the registered holder or written instrument of transfer or exchange in satisfactory form, duly executed by the registered holder, in either case with the signature guaranteed by an eligible institution. In addition, in either case, the original endorsement or the instrument of transfer must be signed exactly as the name of any registered holder appears on the Restricted Notes.
If the letter of transmittal or any Restricted Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.
All questions as to the form of documents and validity, eligibility (including time of receipt), acceptance for exchange and withdrawal of tendered Restricted Notes will be determined by the Company in its sole discretion, and its determination will be final and binding.
By signing or agreeing to be bound by the letter of transmittal, each tendering holder of Restricted Notes will represent, among other things, that:
•
it is not an affiliate of ours or, if an affiliate of ours, will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable in connection with the resale of the Registered Notes;

•
the Registered Notes will be acquired in the ordinary course of its business;

•
at the time of the commencement of the exchange offer, it is not engaged in, and does not intend to engage in, and it has no arrangement or understanding with anyone to participate, in the distribution (within the meaning of the Securities Act) of the Registered Notes;

•
if such holder is a broker-dealer that will receive Registered Notes for its own account in exchange for Restricted Notes that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Registered Notes; and

•
it is not prohibited by any law or policy from participating in the exchange offer. See “Plan of Distribution.”

Acceptance of Restricted Notes for Exchange; Delivery of Registered Notes
Upon satisfaction of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all Restricted Notes validly tendered and not validly withdrawn. We will issue the Registered

Notes promptly after the expiration of the exchange offer and acceptance of the Restricted Notes. See “— Conditions to the Exchange Offer” above. For purposes of the exchange offer, we will be deemed to have accepted validly tendered Restricted Notes for exchange when, as and if we have given written notice of such acceptance to the exchange agent.
For each Restricted Note accepted for exchange, the holder of the Restricted Note will receive a Registered Note having a principal amount equal to that of the surrendered Restricted Note. Restricted Notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Holders of Restricted Notes whose Restricted Notes are accepted for exchange will not receive any payment for accrued interest on the Restricted Notes otherwise payable on any interest payment date, the record date for which occurs on or after completion of the exchange offer and will be deemed to have waived their rights to receive such accrued interest on the Restricted Notes.
In all cases, issuance of Registered Notes for Restricted Notes will be made only after timely receipt by the exchange agent of:
•
book-entry confirmation of the deposit of the Restricted Notes into the exchange agent’s account at the book-entry transfer facility;

•
a properly completed and duly executed letter of transmittal or a transmitted agent’s message; and

•
all other required documents.

Unaccepted or non-exchanged Restricted Notes will be returned without expense to the tendering holder of the Restricted Notes promptly after the expiration of the exchange offer. In the case of Restricted Notes tendered by book-entry transfer in accordance with the book-entry procedures described below, the non-exchanged Restricted Notes will be returned or recredited promptly after the expiration of the exchange offer.
Book-Entry Transfer
The exchange agent will make a request to establish an account for the Restricted Notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems and is tendering Restricted Notes must make book-entry delivery of the Restricted Notes by causing DTC to transfer those Restricted Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer, including its ATOP procedures. The participant should transmit its acceptance to DTC prior to 5:00 p.m., New York City time, on the expiration date. DTC will verify this acceptance, execute a book-entry transfer of the tendered Restricted Notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book-entry transfer, which confirmation must be received prior to 5:00 p.m., New York City time, on the expiration date. The confirmation of this book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from the participant that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against the participant. Delivery of Registered Notes issued in the exchange offer may be effected through book-entry transfer at DTC. However, the letter of transmittal (or an agent’s message in lieu thereof), with any required signature guarantees and any other required documents, must be transmitted to, and received by, the exchange agent at the address listed below under “— Exchange Agent” (or its account at DTC with respect to an agent’s message) prior to 5:00 p.m., New York City time, on the expiration date.
Withdrawal of Tenders
Except as otherwise provided in this prospectus, holders of Restricted Notes may withdraw (and resubmit) their tenders at any time prior to the expiration of the exchange offer. For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at one of the addresses set forth below under “— Exchange Agent,” or the holder must comply with the appropriate procedure of DTC’s ATOP system.
Any such notice of withdrawal must specify the name of the person who tendered the Restricted Notes to be withdrawn, identify the Restricted Notes to be withdrawn (including the principal amount of such

Restricted Notes and the CUSIP numbers and total principal amount of such Restricted Notes) and, where Restricted Notes have been transmitted via ATOP, specify the name in which such Restricted Notes were registered if different from that of the withdrawing holder. Any such notice of withdrawal must also be signed by the person having tendered the Restricted Notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these Restricted Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the Trustee for the Restricted Notes to register the transfer of these notes into the name of the person having made the original tender and withdrawing the tender and, if applicable because the Restricted Notes have been tendered through the book-entry procedure, specify the name and number of the participant’s account at DTC to be credited if different than that of the person having tendered the Restricted Notes to be withdrawn.
If Restricted Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Restricted Notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices, and our determination shall be final and binding on all parties. We will deem any Restricted Notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer. Any Restricted Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder (or, in the case of Restricted Notes tendered by book-entry transfer into the exchange agent’s account of DTC according to the procedures described above, such Restricted Notes will be credited to an account maintained with DTC for Restricted Notes) promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Restricted Notes may be retendered by following one of the procedures described under “Procedures for Tendering the Restricted Notes” above at any time prior to the expiration time.
Exchange Agent
The Bank of New York Mellon Trust Company, N.A. has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance or requests for additional copies of this prospectus, or the letter of transmittal, to the exchange agent addressed as follows:
The Bank of New York Mellon Trust Company, N.A.
By Registered or Certified Mail, Overnight Delivery:
The Bank of New York Mellon Trust Company, N.A., as Exchange Agent
c/o The Bank of New York Mellon
Corporate Trust Reorg Unit
500 Ross Street, Suite 625
Pittsburgh, PA 15262
CT_REORG_UNIT_INQUIRIES@bnymellon.com
Attn: (Raman) Uthandaraman K.
615-381-1655
Delivery to an address other than as set forth above does not constitute a valid delivery to the exchange agent.
Fees and Expenses
We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer. We have agreed under the Registration Rights Agreement to pay all expenses incident to the exchange offer other than fees, expenses, commissions or concessions of any counsel, advisors and broker-dealers and we will indemnify and hold harmless the holders of the Restricted Notes and the Registered Notes (including any broker-dealers, among other persons) against certain liabilities, including liabilities under the Securities Act. The cash expenses to be incurred in connection with the exchange offer, including out-of-pocket expenses for the exchange agent, will be paid by the Company. We will not pay for underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Restricted Notes by a holder.

Consequences of Failure to Exchange
Holders of Restricted Notes who do not exchange their Restricted Notes for Registered Notes under the exchange offer will remain subject to the restrictions on transfer of such Restricted Notes as set forth in the legend printed on the Restricted Notes as a consequence of the issuance of the Restricted Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws and otherwise as set forth in the offering memorandum distributed in connection with the private placement offering of the Restricted Notes.
In general, you may not offer or sell the Restricted Notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the Registration Rights Agreement, we do not intend to register resales of the Restricted Notes under the Securities Act. Based on interpretations of the SEC staff, Registered Notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by their holders (other than any such holder that is the Company’s “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; so long as the holders acquired the Registered Notes in the ordinary course of the holders’ business and the holders have no arrangement or understanding with respect to the distribution of the Registered Notes to be acquired in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the Registered Notes could not rely on the applicable interpretations of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.
We do not currently anticipate that we will register under the Securities Act any Restricted Notes that remain outstanding after completion of the exchange offer. See “Risk Factors — Risks Related to the Exchange Offer — You may have difficulty selling the Restricted Notes that you do not exchange.”
Accounting Treatment
We will record the Registered Notes in our accounting records at the same carrying value as the Restricted Notes for which they were exchanged in respect of the offer made pursuant to this prospectus, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer. We will expense the costs of the exchange offer and amortize the remaining unamortized expenses related to the issuance of the Restricted Notes over the term of the Registered Notes.
Additional Obligations
In the Registration Rights Agreement, we agreed that under certain circumstances we would file a shelf registration statement with the SEC covering resales of notes by holders thereof if (i) we determine that any changes in applicable law or applicable interpretations of the staff of the SEC or the SEC do not permit us to effect the exchange offer, (ii) a holder of Restricted Notes participating in the exchange offer does not receive Registered Notes on the date of the exchange that may be sold without restriction under state and U.S. federal security laws (other than due solely to the status of such holder as our affiliate within the meaning of the Securities Act) and notifies us within 30 days of such holder first becoming aware of such restrictions, (iii) for any other reason, the exchange offer is not completed on or prior to November 9, 2025, or (iv) within 20 business days after the consummation of the exchange offer, the Company receives a written request from certain holders of the Restricted Notes for the filing of a shelf registration statement. In such an event, we would be under a continuing obligation to use commercially reasonable efforts to keep the shelf registration statement effective and to provide copies of the latest version of the prospectus contained therein to any broker-dealer that requests copies for use in a resale.
Other
Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take. We may in the future seek to acquire untendered Restricted Notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Restricted Notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered Restricted Notes.

DESCRIPTION OF THE REGISTERED NOTES
This Description of the Registered Notes is intended to be an overview of the material provisions of the Registered Notes. It does not include all of the provisions of the Indenture. WM urges you to read the Indenture because it defines your rights. The terms of the Registered Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.
You can find the definitions of certain terms used in this description under the caption “— Glossary.” In this description, (i) the term “WM” refers only to Waste Management, Inc. and not to any of its Subsidiaries and (ii) the words “us,” “we” and “our” refer to Waste Management, Inc. and its consolidated subsidiaries and consolidated variable interest entities, taken as a whole, unless the context clearly indicates otherwise.
General
The following table sets forth the title (including the interest rate), CUSIP number, maturity date, maximum aggregate principal amount, interest payment dates and record dates of the Registered Notes offered.
Title (Including Interest Rate)	CUSIP Nos.	Maturity Date	Maximum Aggregate Principal Amount	Interest Payment Dates	Record Date
3.875% Senior Notes due 2029	94106LCA5	January 15, 2029	$485,084,000	January 15 and July 15	January 1 and July 1
We will issue the Registered Notes under and pursuant to the Indenture. We will issue the Registered Notes pursuant to a resolution of WM’s Board of Directors and an accompanying officers’ certificate setting forth the specific terms applicable to the Registered Notes.
A registered holder of a Registered Note (each, a “Holder”) will be treated as its owner for all purposes. Only registered Holders will have rights under the Indenture.
The Registered Notes and the Restricted Notes that are not exchanged in the exchange offer (collectively, and together with any additional Restricted Notes issued under the Indenture Officers’ Certificate, the “WM Notes”) will be treated as a single series of debt securities under the Indenture, pursuant to which the Restricted Notes were, and the Registered Notes will be, issued, along with any additional notes of any applicable series issued pursuant to the Indenture.
The Registered Notes
The Registered Notes will:
•
be our general unsecured, senior obligations;

•
along with the Restricted Notes that are not exchanged in the exchange offer, constitute and be treated as a single series of debt securities under the Indenture, and will be initially limited to an aggregate principal amount of up to $485,084,000;

•
mature on January 15, 2029;

•
be unconditionally guaranteed by our wholly owned subsidiary WM Holdings;

•
not be entitled to the benefit of any sinking fund;

•
be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof; and

•
be issued only in book-entry form represented by one or more global notes registered initially in the name of Cede & Co., as nominee of the DTC, or such other name as may be requested by an authorized representative of DTC, and deposited with the Trustee, as custodian for DTC.

Interest
Interest on the Registered Notes will be payable semi-annually and will accrue from the most recent interest payment date of the Restricted Notes, which was January 15, 2025. The Holders whose Restricted

Notes are accepted for exchange will be deemed to have waived the right to receive payment of accrued interest on those Restricted Notes from the last interest payment date on which interest was paid on such Restricted Notes to the date of issuance of the Registered Notes. Interest on the Restricted Notes accepted for exchange will cease to accrue upon issuance of the Registered Notes. Interest is payable on the Registered Notes beginning with the first interest payment date following the consummation of the exchange offer.
Interest on the Registered Notes will:
•
accrue at a rate of 3.875% per annum;

•
be payable in cash semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2025;

•
be payable to Holders of record on the January 1 and July 1 immediately preceding the related interest payment dates; and

•
be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Guarantee
WM Holdings will unconditionally guarantee our obligations under the Registered Notes. The Guarantee will be a general, unsecured obligation of WM Holdings and will rank equally in contractual right of payment with all existing and future senior indebtedness of WM Holdings from time to time outstanding. In an attempt to limit the applicability of fraudulent transfer laws, the Guarantee limits the amount of such Guarantee to the amount that will result in the Guarantee not constituting a fraudulent transfer or improper corporate distribution.
The Guarantee of the Registered Notes shall be binding on WM Holdings, its successors and assigns, and shall continue in full force and effect for the benefit of the Holders until the earliest to occur of:
•
the consolidation or merger of WM Holdings into WM or its successor;

•
the consolidation or merger of WM or its successor into WM Holdings;

•
payment in full of all interest and principal due on the Registered Notes; or

•
the release of the guarantees by WM Holdings of obligations of WM under its $3.5 billion revolving credit facility (or any replacement or new principal credit facility). WM’s $3.5 billion revolving credit facility currently states that WM Holdings’ guarantees under such facility can only be released with the written consent of each of the lenders that is a party thereto.

Payment and Transfer
Beneficial interests in Registered Notes in global form will be shown on, and transfers of interests in Registered Notes in global form will be made only through, records maintained by DTC and its direct and indirect participants. Registered Notes in definitive form, if any, may be registered, exchanged or transferred at the office or agency maintained by us for such purpose (which initially will be the corporate trust office of The Bank of New York Mellon, located at 240 Greenwich Street, New York, New York 10286).
Payment of principal of, premium, if any, and interest on Registered Notes in global form registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the Holder of such global note. If any of the Registered Notes are no longer represented by global notes, payment of interest on the Registered Notes in definitive form may, at our option, be made at the corporate trust office of The Bank of New York Mellon, by check mailed directly to Holders at their registered addresses or by wire transfer to an account designated by a Holder.
No service charge will be made for any registration of transfer or exchange of Registered Notes, but we may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith. We are not required to transfer or exchange any Registered Notes selected for redemption for a period beginning 15 days before selection of Registered Notes to be redeemed and ending on the day of mailing of the notice of redemption.

The Holder of a Registered Notes will be treated as the owner of it for all purposes.
Optional Redemption
Prior to the Par Call Date, we may redeem the Registered Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Registered Notes to be redeemed discounted to the redemption date (assuming the Registered Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points, less (b) interest accrued to the redemption date, and
(2)   100% of the principal amount of the Registered Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, we may redeem the Registered Notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Registered Notes to be redeemed, plus accrued and unpaid interest on the Registered Notes to be redeemed to the redemption date.
“Par Call Date” means December 15, 2028 (one month prior to the maturity date).
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities —  Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. We will notify the Trustee of the redemption price promptly after the calculation thereof and the Trustee shall not be responsible or liable for any calculation of the redemption price or of any component thereof, or for determining whether manifest error has occurred.
Notes called for redemption become due on the date fixed for redemption. Notices of redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 but not more than 60 days before the redemption date to each Holder of record of the Registered Notes to be redeemed at its registered address. The notice of redemption for the Registered Notes will state, among other things, the amount of Registered Notes to be redeemed, the redemption date, the redemption price or, if not ascertainable, the manner of determining the redemption price and the place(s) that payment will be made upon presentation and surrender of the Registered Notes to be redeemed. Unless we default in payment of the redemption price, interest will cease to accrue on any Registered Notes that have been called for redemption at the redemption date. Registered Notes called for redemption will be redeemed and repaid in principal amounts of $2,000 or any integral multiple of $1,000 in excess thereof. If less than all the Registered Notes are redeemed at any time, the Trustee will select the Registered Notes to be redeemed on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. In the case of Registered Notes in global form, DTC will determine the allocation of the redemption price among beneficial owners in such global notes in accordance with DTC’s applicable procedures.
No Mandatory Redemption
WM is not required to make mandatory redemption or sinking fund payments with respect to the Registered Notes. However, WM may at any time and from time to time purchase the Registered Notes in the open market or otherwise.
Transfer and Exchange
A Holder may transfer or exchange Registered Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Registered Notes. Holders will be required to pay all taxes due on transfer. WM will not be required to transfer or exchange any Registered Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a change of control offer. Also, WM will not be required to issue, register the transfer of or exchange any Registered Note during the period of 15 days before the delivery of a notice of redemption of Registered Notes to be redeemed.
Change of Control Offer
If a change of control triggering event occurs, unless WM has exercised its option to redeem the Registered Notes as described above, WM will be required to make an offer (a “change of control offer”) to each holder of WM Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s notes on the terms set forth in such notes. In a change of control offer, WM will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased (a “change of control payment”), plus accrued and unpaid interest, if any, on the WM Notes repurchased to the date of repurchase, subject to the right of holders of record on the applicable record date to receive interest due on the next interest payment date.
Within 30 days following any change of control triggering event or, at our option, prior to any change of control, but after public announcement of the transaction that constitutes or may constitute the change of control, a notice will be mailed to holders of such notes describing the transaction that constitutes or may constitute the change of control triggering event and offering to repurchase such notes on the date specified in the applicable notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “change of control payment date”). The notice may, if mailed prior to the date of consummation of the change of control, state that the change of control offer is conditioned on the change of control triggering event occurring on or prior to the applicable change of control payment date.
Upon the change of control payment date, WM will, to the extent lawful:
•
accept for payment all notes or portions of notes properly tendered and not withdrawn pursuant to the change of control offer;

•
deposit with the paying agent an amount equal to the change of control payment in respect of all notes or portions of notes properly tendered; and

•
deliver or cause to be delivered to the Trustee the WM Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased.

WM will not be required to make a change of control offer upon the occurrence of a change of control triggering event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by WM and the third party repurchases all notes properly tendered and not withdrawn under its offer. In addition, WM will not repurchase the WM Notes if there has occurred and is continuing on the change of control payment date an event of default under the Indenture with respect to the WM Notes, other than a default in the payment of the change of control payment upon a change of control triggering event.
WM will comply with the applicable requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the WM Notes as a result of a change of control triggering event. To the extent that the provisions of any securities laws or regulations conflict with the change of control offer provisions of the WM Notes, WM will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the change of control offer provisions of the WM Notes by virtue of any such conflict.
For purposes of the change of control offer provisions of the WM Notes, the following terms will be applicable:
“change of control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any person, other than our company or one of our subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding voting stock or other voting stock into which our voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding voting stock or the voting stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our voting stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person or any direct or indirect parent company of the surviving person, measured by voting power rather than number of shares, immediately after giving effect to such transaction; or (4) the adoption of a plan relating to our liquidation or dissolution.
Notwithstanding the preceding, a transaction will not be deemed to involve a change of control under clause (2) above if (i) we become a direct or indirect wholly owned subsidiary of a holding company and (ii) (A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.
The definition of “change of control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets and the assets of our subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the WM Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to another person may be uncertain.
“change of control triggering event” means the occurrence of both a change of control and a rating event.
“Fitch” means Fitch Inc. and its successors.
“investment grade rating” means a rating equal to or higher than BBB — (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB — (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us.
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“rating agencies” means (1) each of Fitch, Moody’s and S&P and (2) if any of Fitch, Moody’s or S&P ceases to rate the WM Notes or fails to make a rating of the WM Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by WM (as certified by a resolution of our Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.
“rating event” means the rating on the WM Notes is lowered by at least two of the three rating agencies and the WM Notes are rated below an investment grade rating by at least two of the three rating agencies, in any case on any day during the period (which period will be extended so long as the rating of the WM Notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) commencing 60 days prior to the first public notice of the occurrence of a change of control or our intention to effect a change of control and ending 60 days following consummation of such change of control.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.
“voting stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
Further Issuances
WM may from time to time, without notice or the consent of the holders of the WM Notes, create and issue further notes ranking equally and ratably with the Registered Notes offered by this prospectus in all respects (or in all respects except for the issue date, the initial interest payment date, if applicable, and the payment of interest accruing prior to the issue date of such further Registered Notes), so that such further notes will be consolidated and form a single series with the Registered Notes offered by this prospectus and shall have the same terms, as to status, redemption or otherwise except for the issue date, the initial interest payment date, if applicable, and the payment of interest accruing prior to the issue date of such additional notes; provided, however, that a separate CUSIP or ISIN will be issued for the additional notes unless the Registered Notes and the additional Registered Notes are fungible for U.S. federal income tax purposes. WM may at any time purchase Registered Notes in the open market or otherwise at any price.

Certain Covenants
Limitation on Liens
WM has agreed that WM and its Restricted Subsidiaries will create, issue, incur or assume Indebtedness secured by a lien upon a Principal Property only if the outstanding Registered Notes are secured equally and ratably with or prior to the Indebtedness secured by that lien. This covenant has exceptions that permit:
(a)
liens on the property or assets existing at the time of acquisition which secure obligations assumed by WM or WM’s Restricted Subsidiaries;

(b)
conditional sales agreements with respect to any property or assets acquired by WM or a Restricted Subsidiary;

(c)
liens on the property, assets or stock of an entity at the time the entity is merged into or consolidated with WM or a Restricted Subsidiary or at the time the entity becomes a Restricted Subsidiary;

(d)
liens on the property, assets or stock of any successor entity that becomes WM in accordance with “— Consolidation, Merger and Sale of Assets,” below;

(e)
liens on assets either:

•
existing at the time of, or created within 360 days after, the acquisition of the assets, or

•
securing Indebtedness incurred to finance all or part of the purchase price of the assets or the cost of constructing, improving, developing or expanding the assets that was incurred before, at the time of, or created within 360 days after, the later of the completion of construction, improvement, development or expansion or the commencement of commercial operation of the assets;

(f)
intercompany liens;

(g)
mechanics’, materialmen’s and like liens incurred in the ordinary course of business;

(h)
liens arising by deposits or security given to governmental agencies required in order to do business with the government;

(i)
liens for taxes, assessments or governmental charges not yet delinquent or being contested in good faith;

(j)
liens in connection with legal proceedings so long as the proceeding is being contested in good faith or execution thereon is stayed;

(k)
landlord’s liens on fixtures located on property leased by WM or Restricted Subsidiaries in the ordinary course of business;

(l)
liens in favor of any governmental authority in connection with the financing of the cost of construction or acquisition of property;

(m)
liens arising due to deposits to qualify WM or a Restricted Subsidiary to do business, maintain self-insurance or obtain the benefit of or comply with laws;

(n)
liens incurred in connection with pollution control, sewage or solid waste disposal industrial revenue or similar financings;

(o)
liens arising in connection with the sale of accounts receivable; and

(p)
any extensions, substitutions, replacements or renewals of the above-described liens or any Indebtedness secured by these liens if the lien is limited to the property (plus any improvements) secured by the original lien.

In addition, without securing the Registered Notes as described above, WM and WM’s Restricted Subsidiaries may issue, assume or guarantee Indebtedness that this covenant would otherwise restrict in a total principal amount that, when added to all other outstanding Indebtedness that this covenant would otherwise restrict and the total amount of Attributable Debt outstanding for Sale/Leaseback Transactions, does not exceed 15% of Consolidated Net Tangible Assets. When calculating this total principal amount, WM exclude from the calculation Attributable Debt from Sale/Leaseback Transactions in connection with which WM has purchased property or retired or defeased Indebtedness as described in clause (b) below under “— Limitation on Sale/Leaseback Transactions.”
Limitation on Sale/Leaseback Transactions
WM and WM’s Restricted Subsidiaries will not enter into a Sale/Leaseback Transaction unless at least one of the following applies:
(a)
WM or that Restricted Subsidiary could incur Indebtedness in a principal amount equal to the Attributable Debt for that Sale/Leaseback Transaction and, without violating specified provisions of the covenant under “— Limitation on Liens,” could secure that debt by a lien on the property to be leased without equally and ratably securing the Registered Notes;

(b)
within 180 days after the effective date of any Sale/Leaseback Transaction, WM will apply an amount equal to the fair value (as determined by WM’s Board of Directors) of the property to be leased to the redemption or retirement of any Registered Notes or to payment or other retirement of other debt of WM that ranks senior to or pari passu with the Registered Notes listed under the Indenture or debt incurred by a Restricted Subsidiary; or

(c)
within 180 days after entering into the Sale/Leaseback Transaction, WM has entered into a commitment to expend for the acquisition or capital improvement of a Principal Property an amount equal to the fair value (as determined WM’s Board of Directors) of the property to be leased.

Notwithstanding the above, WM and WM’s Restricted Subsidiaries may effect a Sale/Leaseback Transaction that is not allowable under the clauses above provided that the Attributable Debt associated with the transaction, together with the aggregate principal amount of debt secured by liens on Principal Property not acceptable pursuant to the covenant under “— Limitation on Liens,” do not exceed 15% of Consolidated Net Tangible Assets.
Consolidation, Merger and Sale of Assets
The Indenture will prohibit a consolidation or merger of WM into another person, or a conveyance, transfer or lease of our properties and assets substantially as an entirety to another person unless:
•
the resulting person formed or into which WM is merged or the person which acquires our properties and assets substantially as an entirety assumes the performance of the covenants and obligations under the Indenture and the due and punctual payments on the Registered Notes; and

•
immediately after giving effect to the transaction, no default or event of default would occur and be continuing or would result from the transaction.

Upon any such consolidation, merger or asset lease, transfer or disposition, the resulting entity or transferee will be substituted for us under the Indenture and the Registered Notes. In the case of an asset transfer or disposition other than a lease, we will be released from the Indenture.
Events of Default
The following are events of default with respect to Registered Notes:
•
failure to pay interest on the Registered Notes for 30 days when due;

•
failure to pay principal of or any premium on the Registered Notes when due;

•
failure to deposit into any sinking fund when due;

•
failure to comply with any covenant or agreement in the Registered Notes or the Indenture (other than an agreement or covenant that has been included in the Indenture solely for the benefit of other series of debt securities) for 60 days after written notice by the Trustee or by the Holders of at least 25% in principal amount of the Registered Notes that are affected by that failure; and
•
specified events involving bankruptcy, insolvency or reorganization.

If an event of default for the Registered Notes occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding WM Notes may declare the principal of and all accrued and unpaid interest on the WM Notes to be due and payable. The holders of a majority in principal amount of the outstanding WM Notes may in some cases rescind this accelerated payment requirement.
A Holder may pursue any remedy under the Indenture only if:
•
the Holder gives the Trustee written notice of a continuing event of default for the Registered Notes;

•
the holders of at least 25% in principal amount of the outstanding WM Notes make a written request to the Trustee to pursue the remedy;

•
the Holders offer to the Trustee indemnity satisfactory to the Trustee;

•
the Trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and

•
during that 60-day period, the holders of a majority in principal amount of the WM Notes do not give the Trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a Holder to sue for enforcement of any overdue payment.
In most cases (subject to certain conditions including providing reasonable indemnification to the Trustee), holders of a majority in principal amount of the outstanding WM Notes may direct the time, method and place of:
•
conducting any proceeding for any remedy available to the Trustee; and

•
exercising any trust or power conferred on the Trustee relating to or arising as a result of an event of default.

The Indenture will require us to file each year with the Trustee a written statement as to our compliance with the covenants contained in the Indenture.
Modification and Waiver
The Indenture may be amended or supplemented if the majority in principal amount of the outstanding WM Notes issued under the Indenture that are affected by the amendment or supplement (acting as one class) consent to it. Additionally, without the consent of the Holder of each Registered Notes affected, no modification may:
•
reduce the amount of Registered Notes whose Holders must consent to an amendment, supplement or waiver;

•
reduce the rate of or change the time for payment of interest on the Registered Notes;

•
reduce the principal of the Registered Notes or change its stated maturity;

•
reduce any premium payable on the redemption of the Registered Notes or change the time at which the Registered Notes may or must be redeemed;

•
change any obligation to pay additional amounts on the Registered Notes;

•
change any obligation for us to maintain a paying agency;

•
make payments on the Registered Notes payable in currency other than as originally stated in the Registered Notes;

•
impair the Holder’s right to institute suit for the enforcement of any payment on or with respect to the Registered Notes; or

•
make any change in the percentage of principal amount of Registered Notes necessary to waive compliance with certain provisions of the Indenture or to make any change in the provision related to modification.

The holders of a majority in principal amount of the outstanding WM Notes may waive any existing or past default or event of default with respect to the Registered Notes. Those holders may not, however, waive any:
•
default or event of default in any payment on the WM Notes; or

•
compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance
When we use the term defeasance, we mean discharge from some or all of our obligations under the Indenture. If any combination of funds or government securities are deposited with the Trustee under the Indenture sufficient to make payments on the Registered Notes on the dates those payments are due and payable, then, at our option, either of the following will occur:
•
we will be discharged from our obligations with respect to the Registered Notes and the related guarantees (“legal defeasance”); or

•
we will no longer have any obligation to comply with the restrictive covenants, certain aspects of the merger covenant and other specified covenants under the Indenture, and the related events of default will no longer apply (“covenant defeasance”).

If the Registered Notes are defeased, the Holders will not be entitled to the benefits of the Indenture, except for obligations to register the transfer or exchange of Registered Notes, replace stolen, lost or mutilated Registered Notes, maintain paying agencies, and hold moneys for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the Registered Notes will also survive.
We will be required to deliver to the Trustee an opinion of counsel that the deposit and related defeasance would not cause the Holders to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.
Satisfaction and Discharge
Upon our written request, the Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Registered Notes and as otherwise expressly provided for in the Indenture) as to all outstanding Registered Notes, when:
(1)   either:
(a)
all the Registered Notes theretofore authenticated and delivered (except lost, stolen or destroyed Registered Notes which have been replaced or paid and Registered Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)
all Registered Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year, or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee and at our expense, and we have deposited or caused to be deposited with the Trustee trust funds, U.S. legal tender, U.S. Governmental Obligations or a combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on the Registered Notes not theretofore delivered to the Trustee for cancellation, including any premium and interest on the Registered Notes to the maturity date or applicable redemption date (provided that, upon any redemption that requires the payment of any make-whole premium, (x) the amount of cash that must be deposited will be determined using an assumed applicable premium calculated as of the date of such deposit, and (y) we will deposit any deficit in trust on or prior to the redemption date as necessary to pay the applicable premium as determined by such date);
(2)   we have paid all other sums payable under the Indenture by us with respect to the Registered Notes; and
(3)   we have delivered to the Trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.
“U.S. Governmental Obligations” means direct non-callable obligations of, or guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.
Ranking
The Registered Notes will be our unsecured and unsubordinated obligations, and will rank equally in contractual right of payment with all of our other existing and future senior indebtedness from time to time outstanding.
The Indenture does not limit the amount of debt securities that we may issue. We have issued multiple series of debt securities under the Indenture, and in the future, from time to time, we may issue additional debt securities under the Indenture in separate series, each up to the aggregate amount authorized for such series, or we may reopen an existing series of debt securities under the Indenture by issuing further debt securities of the same series with substantially the same terms. See “— Further Issuances” above.
We currently conduct substantially all our operations through our operating subsidiaries, and those subsidiaries generate substantially all our operating income and cash flow. As a result, distributions or advances from our operating subsidiaries are the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our operating subsidiaries’ financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the Registered Notes. While the Registered Notes will be guaranteed by WM Holdings and will rank equally with all of our and WM Holdings’ existing and future senior indebtedness, the notes will be structurally subordinated to all obligations of our subsidiaries other than WM Holdings, including trade payables of our operating subsidiaries. This means that Holders will have a junior position to the claims of creditors of our operating subsidiaries on their assets and earnings. The Registered Notes will also be effectively subordinated to any secured debt we have or may incur, to the extent of the value of the assets securing that debt. The Indenture does not limit the amount of debt our subsidiaries can incur, and it permits us to incur some secured debt.
As of March 31, 2025, our operating subsidiaries had $2.7 billion of indebtedness and WM Holdings had $223 million of long-term debt (excluding guarantees of $17.8 billion of our senior debt), in each case excluding intercompany loans.
Governing Law
New York law will govern the Indenture and the Registered Notes.
Trustee
The Bank of New York Mellon Trust Company, N.A. is the Trustee under the Indenture and has been appointed by WM as the paying agent and registrar with regard to the Registered Notes.
The Indenture provides that, except during the continuance of an event of default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an event of default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee indemnity satisfactory to it against any loss, liability or expense.
The Indenture contains limitations on the right of the Trustee, if it becomes our creditor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The Trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.
Book-Entry Systems
We will issue the notes in the form of one or more fully registered global notes, without coupons, each of which we refer to as a “global note.” Each such global note will be registered in the name of a nominee of DTC. Unless and until definitive notes are issued, all references to actions by holders of notes issued in global form refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to the holders refer to payments and notices to the nominee of DTC as the registered holder of the notes.
Where appropriate, links will be established among DTC, Euroclear Bank SA/NV, or the Euroclear Operator, as an operator of the Euroclear System, or Euroclear, and Clearstream Banking S.A., or Clearstream, to facilitate the initial issuance of any notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.
Although DTC, Euroclear and Clearstream have agreed to the procedures described below in order to facilitate transfers of global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform these procedures, and these procedures may be modified or discontinued at any time. Neither we nor the Trustee or any registrar and transfer agent with respect to the notes will have any responsibility for the performance by DTC, Euroclear, Clearstream or any of their respective direct or indirect participants of their respective obligations under the rules and procedures governing DTC’s, Euroclear’s or Clearstream’s operations.
While the following information concerning DTC, Euroclear and Clearstream and their respective book-entry systems has been obtained from sources that we believe to be reliable, we take no responsibility for the accuracy of that information.
DTC
DTC has advised us and the dealer-managers as follows:
•
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of the Exchange Act.

•
DTC holds securities for its participating organizations, referred to as “direct DTC participants,” and facilitates the clearance and settlement of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in direct DTC participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•
Direct DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others, referred to as “indirect DTC participants,” for example, securities brokers and dealers, banks, trust companies and clearing corporations, that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly.

•
The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Purchases of notes under the DTC system must be made by or through direct DTC participants, which will receive a credit for the notes in DTC’s records. The ownership interest of each actual purchaser of notes is in turn to be recorded on the direct and indirect DTC participants’ records. Beneficial owners of the notes will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect DTC participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of direct and indirect DTC participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the notes is discontinued.
To facilitate subsequent transfers, all notes deposited by direct DTC participants are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct DTC participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The direct and indirect DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct DTC participants, by direct DTC participants to indirect DTC participants, and by direct DTC participants and indirect DTC participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
The laws of some jurisdictions may require that certain persons take physical delivery in definitive form of securities which they own. Consequently, those persons may be prohibited from purchasing beneficial interests in the global notes from any beneficial owner or otherwise.
So long as DTC’s nominee is the registered owner of the global notes, such nominee for all purposes will be considered the sole owner or holder of the notes for all purposes under the Indenture. Except as provided below, beneficial owners will not be entitled to have any of the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders thereof under the Indenture.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct DTC participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).
All payments on the global notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct DTC participants’ accounts upon DTC’s receipt of funds and corresponding detail information from trustees or issuers on payment dates in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) shall be the responsibility of the Trustee or us, disbursement of such payments to direct DTC participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect DTC participants.
DTC may discontinue providing its service as securities depositary with respect to the notes of either series at any time by giving reasonable notice to us or the Trustee. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). Under those circumstances, in the event that a successor securities depositary is not obtained, note certificates in fully registered form are required to be printed and delivered to beneficial owners of the global notes representing such notes.

None of us, the Trustee or the dealer-managers will have any responsibility or obligation to direct DTC participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any direct DTC participant with respect to any ownership interest in the notes, or payments to, or the providing of notice to direct DTC participants or beneficial owners.
So long as the notes are in DTC’s book-entry system, secondary market trading activity in the notes will settle in immediately available funds. We will make all applicable payments on the notes issued as global notes in immediately available funds.
Euroclear
Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC.
Euroclear is operated by the Euroclear Operator under a contract with Euroclear Clearance Systems, S.C., a Belgian cooperative, or the “cooperative.” The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the dealer-managers of the securities offered by this prospectus supplement or one or more of their affiliates. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect DTC participant.
The Euroclear Operator is a Belgian bank, which is regulated and examined by the Belgian Banking Commission and the National Bank of Belgium.
The Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of Euroclear and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear.
All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.
Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions, to the extent received by the Euroclear Operator and by Euroclear.
Euroclear will record the ownership interests of its participants in much the same way as does DTC. If DTC is the depositary for the notes, it will record the total ownership of the notes of the U.S. agent of Euroclear as a participant in DTC. When the notes are to be transferred from the account of a direct DTC participant to the account of a Euroclear participant, the purchaser must send instructions to Euroclear through a Euroclear participant at least one day prior to settlement. Euroclear will instruct its U.S. agent to receive the notes against payment. After settlement, Euroclear will credit its participant’s account with the interest in the notes purchased. Credit for the notes will appear on the next day (European time).
In instances in which the notes are held by DTC or its nominee, settlement will take place during New York business hours. Direct DTC participants will be able to employ their usual procedures for sending the notes to the relevant U.S. agent acting for the benefit of Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, as to the direct DTC participant, a cross-market transaction will settle no differently than a trade between two direct DTC participants.

When a Euroclear participant wishes to transfer the notes to a direct DTC participant, the seller will be required to send instructions to Euroclear through a Euroclear participant at least one business day prior to settlement. In these cases, Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Euroclear participant the following day, with the proceeds back-valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Euroclear participant’s account will instead be valued as of the actual settlement date.
You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the notes through Euroclear on the days when Euroclear is open for business. Euroclear may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences, problems may occur when completing transactions involving Euroclear on the same business day as in the United States.
Clearstream
Clearstream was incorporated as a limited liability company under Luxembourg law. Clearstream is owned by the Deutsche Börse Group. The shareholders of this entity are banks, securities dealers and financial institutions. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing and collateral management. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with the Euroclear Operator to facilitate settlement of trades between Clearstream and Euroclear.
As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream participants are recognized financial institutions around the world, including dealer-managers, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream participants are limited to securities brokers and dealers and banks, and may include the dealer-managers of the securities offered by means of this prospectus supplement or one or more of their affiliates. Other institutions that maintain a custodial relationship with a Clearstream participant may obtain indirect access to Clearstream. Clearstream is an indirect DTC participant.
Distributions with respect to the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by Clearstream.
Clearstream will record the ownership interests of its participants in much the same way as does DTC. If DTC is the depositary for the notes, it will record the total ownership of the notes of the U.S. agent of Clearstream as a participant in DTC. When the notes are to be transferred from the account of a direct DTC participant to the account of a Clearstream participant, the purchaser must send instructions to Clearstream through a Clearstream participant at least one day prior to settlement. Clearstream will instruct its U.S. agent to receive the notes against payment. After settlement, Clearstream will credit its participant’s account with the interest in the notes. Credit for the notes will appear on the next day (European time).
In instances in which the notes are held by DTC or its nominee, settlement will take place during New York business hours. Direct DTC participants will be able to employ their usual procedures for sending the notes to the relevant U.S. agent acting for the benefit of Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, as to the direct DTC participant, a cross-market transaction will settle no differently than a trade between two direct DTC participants.
When a Clearstream participant wishes to transfer the notes to a direct DTC participant, the seller will be required to send instructions to Clearstream through a Clearstream participant at least one business day prior to settlement. In these cases, Clearstream will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream participant the following day, with the proceeds back-valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream participant’s account will instead be valued as of the actual settlement date.
You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream on the days when Clearstream is open for business. Clearstream may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences, problems may occur when completing transactions involving Clearstream on the same business day as in the United States.
Glossary
Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.
“Attributable Debt” means the present value of the rental payments during the remaining term of the lease included in the Sale/Leaseback Transaction. To determine that present value, we use a discount rate equal to the lease rate of the Sale/Leaseback Transaction or, if the lease rate is not known to the Company, the weighted average interest rate of all series of securities outstanding at the time under the indenture compounded semi-annually. For these purposes, rental payments do not include any amounts required to be paid for taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights. In the case of any lease that the lessee may terminate by paying a penalty, if the net amount (including payment of the penalty) would be reduced if the lessee terminated the lease on the first date that it could be terminated, then this lower net amount will be used.
“Consolidated Net Tangible Assets” means the total amount of assets of Waste Management, Inc. and its consolidated subsidiaries less:
•
all current liabilities (excluding liabilities that are extendable or renewable at our option to a date more than 12 months after the date of calculation and excluding current maturities of long-term debt); and

•
the value of all intangible assets.

We will calculate Consolidated Net Tangible Assets based on our most recent quarterly balance sheet.
“Indebtedness” means (a) all obligations for borrowed money or on which interest charges are customarily paid, all as shown on the balance sheet of the indebted party, (b) all items that would be included as liabilities on a balance sheet in accordance with generally accepted accounting practices as of the date at which Indebtedness is to be determined, and (c) all indebtedness secured by a security interest in property owned or being purchased by the indebted party and all guarantees of Indebtedness.
“Principal Property” means any waste processing, waste disposal or resource recovery plant or similar facility located within the United States or Canada and owned by, or leased to, us by any Restricted Subsidiary except (a) any such plant or facility (i) owned or leased jointly or in common with one or more persons other than us and any Restricted Subsidiaries in which our and our Restricted Subsidiaries’ interest does not exceed 50%, or (ii) which our Board of Directors determines is not material in importance to our total business or (b) any portion of such plant or facility which our Board of Directors determines in good faith not to be of material importance to the use or operation thereof.
“Restricted Subsidiary” means any Subsidiary (other than any Subsidiary of which the Company owns less than all of the outstanding voting stock) (a) principally engaged in, or whose principal assets consist of property used by us or any Restricted Subsidiary in the storage, collection, transfer, interim processing or disposal of waste within the United States or Canada or (b) which we designate as a Restricted Subsidiary in an officer’s certificate delivered to the trustee.

“Sale/Leaseback Transaction” means any arrangement with anyone under which we or our Restricted Subsidiaries lease any Principal Property that we or such Restricted Subsidiary has sold or transferred or will sell or transfer to that person. This term excludes the following:
•
temporary leases for a term of not more than three years; and

•
intercompany leases.

“Subsidiary” means an entity at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more other Subsidiaries, or by us and one or more other Subsidiaries.

EXCHANGE OFFER; REGISTRATION RIGHTS
On November 8, 2024, the Company, WM Holdings, Barclays Capital Inc., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC, as dealer managers, entered into the Registration Rights Agreement with respect to the Restricted Notes. In the Registration Rights Agreement, the Company agreed, among other things, for the benefit of the holders of the Restricted Notes to use commercially reasonable efforts to (1) file or cause to be filed a registration statement on Form S-4 with respect to a registered offer to exchange the Restricted Notes for Registered Notes, with terms substantially identical in all material respects to the Restricted Notes (except that the Registered Notes will not contain terms with respect to transfer restrictions or any increase in annual interest rate) and (2) keep such registration statement effective until 180 days after the consummation of the exchange offer for use by one or more participating broker-dealers.
If the SEC declares the registration statement of which this prospectus forms a part effective, the Company will offer the Registered Notes in exchange for the Restricted Notes. The exchange offer will remain open for at least 20 business days from the date such prospectus is mailed and/or electronically delivered. For each Restricted Note surrendered to the Company under the exchange offer, the holders of such Restricted Note will receive a Registered Note of equal principal amount. Interest on the Registered Notes will be payable semi-annually on January 15 and July 15 and will accrue from the most recent interest payment date of the Restricted Notes, which was January 15, 2025. A holder of registrable securities that participates in the exchange offer will be required to make certain representations to us. The Company will use commercially reasonable efforts to complete the exchange offer no later than November 9, 2025.
Under existing interpretations of the SEC contained in several no-action letters to third parties, the Registered Notes will be freely transferable after the exchange offer without further registration under the Securities Act, except that any broker-dealer that participates in the exchange offer must deliver a prospectus meeting the requirements of the Securities Act when it resells the Registered Notes. In addition, under applicable interpretations of the staff of the SEC, the Company’s affiliates will not be permitted to exchange their Restricted Notes for Registered Notes in the exchange offer.
The Company will agree to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by participating broker-dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of the Registered Notes. Restricted Notes of any series not tendered in the exchange offer will continue to bear interest at the rate set forth in the Indenture with respect to the Restricted Notes and be subject to all the terms and conditions specified in the Indenture, including transfer restrictions, but will not retain any rights under the Registration Rights Agreement (including with respect to increases in annual interest rate described below) after the consummation of the exchange offer.
If the Company determines that any changes in applicable law or applicable interpretations of the SEC do not permit the Company to effect the exchange offer, or a holder of Restricted Notes participating in the exchange offer does not receive Registered Notes on the date of the exchange that may be sold without restriction under state and U.S. federal securities laws (other than due solely to the status of such holder as an affiliate of the Company within the meaning of the Securities Act) and notifies the Company within 30 days after such holder first becomes aware of such restrictions, or the exchange offer, for any other reason, is not completed by November 9, 2025, or the Company receives a written request from any holder of Restricted Notes within 20 business days after the consummation of the exchange offer representing that they hold Restricted Notes that are or were ineligible to be exchanged in the exchange offer then the Company will be required to use commercially reasonable efforts to file as promptly as practicable after the date of such determination, a shelf registration statement under the Securities Act and to have such shelf registration statement become effective, which shelf registration statement would cover resales of the registrable securities of such series held by such persons. The Company will, in the event of such a shelf registration, provide to each participating holder of Restricted Notes copies of a prospectus, notify each participating holder of Restricted Notes when the shelf registration statement has become effective and take certain other actions to permit resales of the Restricted Notes. A holder of registrable securities that sells Restricted Notes under the shelf registration statement generally will be required to make certain representations to the Company, to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder of registrable securities (including certain indemnification obligations). Holders of registrable securities will also be required to suspend their use of the prospectus included in the shelf registration statement under specified circumstances upon receipt of notice from the Company.
If a “registration default” (as defined below) occurs with respect to a series of registrable securities, then additional interest shall accrue on the principal amount of the Restricted Notes of a particular series that are registrable securities at a rate of 0.25% per annum. The additional interest will cease to accrue when the registration defaults ends. A “registration default” occurs if (i) the exchange offer of the Restricted Notes for Registered Notes validly tendered in accordance with the terms of the exchange offer is not completed on or prior to November 9, 2025, or, if a shelf registration statement is required, such shelf registration statement is not declared effective on or prior to the 60th day after the later of (a) November 9, 2025, and (b) the date on which the Company receives a duly executed notice from certain holders of the Restricted Notes or (ii) if applicable, a shelf registration statement covering resales of the Restricted Securities has been declared effective and such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable for resales of Restricted Securities at any time during the effectiveness period of the shelf registration statement, and such failure to remain effective or be so usable exists for more than 90 days (whether or not consecutive) in any 12-month period. A registration default ends with respect to the Restricted Notes when such Restricted Note ceases to be a registrable security or, if earlier, in the case of a registration default under clause (ii) of the definition thereof, when the registration statement again becomes effective or the prospectus again becomes usable as permitted by the definition thereof.
The Registration Rights Agreement defines “registrable securities” initially to mean the Restricted Notes and provides that the Restricted Notes will cease to be registrable securities when: (i) when a registration statement with respect to such Restricted Notes has become effective and such Restricted Notes have been exchanged or disposed of or distributed pursuant to such registration statement, (ii) when such Restricted Notes cease to be outstanding or (iii) when the exchange offer is consummated, except in the case of Restricted Notes that otherwise remain registrable securities that are held by a holder that was ineligible to participate in the exchange offer or participate in the exchange offer and did not receive fully tradable Registered Notes pursuant to the exchange offer.
Any amounts of additional interest due will be payable in cash on the same original interest payment dates as interest on the Restricted Notes is payable.
This summary of the provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety to, all the provisions of the Registration Rights Agreement.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of certain material U.S. federal income tax considerations relating to the exchange of Restricted Notes for Registered Notes in the exchange offer. It does not include a discussion of the ownership and disposition of Registered Notes acquired pursuant to the exchange offer, nor does it purport to contain a complete analysis of all the potential tax considerations relating to the exchange. This discussion is limited to holders of Restricted Notes who hold the Restricted Notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion is based upon the Code, the Treasury Regulations promulgated thereunder, judicial authorities and published positions of the Internal Revenue Service (the “IRS”), all as currently in effect, and all of which are subject to change or differing interpretations possibly with retroactive effect, and any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth herein.
This discussion is for general information purposes only and does not address all of the U.S. federal income tax consequences and considerations that may be relevant to a particular holder in light of such holder’s particular facts and circumstances and does not apply to holders that are subject to special treatment under U.S. federal income tax laws, such as, for example, banks or other financial institutions; insurance companies, regulated investment companies, real estate investment trusts or mutual funds; holders liable for the alternative minimum tax; certain former citizens or former long-term residents of the United States; U.S. holders having a “functional currency” other than the U.S. dollar; tax-exempt organizations; dealers in securities; entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (or investors therein); subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts; traders in securities that elect to use a mark to market method of accounting; or holders that hold Restricted Notes as part of a straddle, constructive sale, or conversion transaction or other integrated or risk reduction transaction.
This discussion does not address any tax consequences under U.S. federal tax laws other than those pertaining to income tax, nor does it address any considerations under any state, local or foreign tax laws or under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010. This discussion also does not address any withholding considerations under the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations issued thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith). No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.
If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Restricted Notes, the tax treatment of a person treated as a partner in such partnership for U.S. federal income tax purposes generally will depend upon the status of the partner and the activities of the partnership. Such partnerships and partners in such partnerships should consult their tax advisors about the tax consequences of the exchange to them.
This discussion is for general purposes only. All holders are urged to consult with their tax advisors as to the specific tax consequences to them of the exchange of Restricted Notes for Registered Notes in light of their particular facts and circumstances, including the applicability and effect of any U.S. federal, state, local, foreign or other tax laws.
Consequences of Tendering Restricted Notes
The exchange of Restricted Notes for Registered Notes in the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. Accordingly, you will not recognize gain or loss upon the exchange of Restricted Notes for Registered Notes, your basis in the Registered Notes will be the same as your basis in the Restricted Notes surrendered in exchange therefor immediately before the exchange, and your holding period in the Registered Notes will include your holding period for the Restricted Notes exchanged.

PLAN OF DISTRIBUTION
Each broker-dealer that receives Registered Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Registered Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Registered Notes received in exchange for Restricted Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. WM has agreed that, for a period ending on the earlier of (A) 180 days after the expiration date of the exchange offer and (B) the date on which each broker-dealer is no longer required to deliver a prospectus in connection with market marking or other trading activities, in each case to the extent necessary to ensure that the exchange offer registrations statement is available for resale of the Restricted Securities and if requested by one or more such broker-dealers, WM will use commercially reasonable efforts to amend or supplement this prospectus in order to expedite or facilitate the disposition of any Registered Notes by any such broker-dealers.
WM will not receive any proceeds from any sale of Registered Notes by broker-dealers. Registered Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Registered Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Registered Notes. Any broker-dealer that resells Registered Notes that were received by it for its own account pursuant to the exchange offer, and any broker or dealer that participates in a distribution of such Registered Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of Registered Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.
The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
For a period of 180 days after the expiration date of the exchange offer, WM will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. WM has agreed to pay certain expenses incident to the exchange offer (including the expenses of one firm counsel for the holders of the Registered Notes) other than commissions or concessions of any brokers or dealers and WM will indemnify the holders of the Registered Notes (including any broker-dealers) against certain liabilities pursuant to the Registration Rights Agreement, including liabilities under the Securities Act.

LEGAL MATTERS
Baker Botts L.L.P. will pass upon certain legal matters for us in connection with the issuance of the Registered Notes.

EXPERTS
The consolidated financial statements of Waste Management, Inc. appearing in Waste Management, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of Waste Management, Inc.’s internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains information we have filed electronically with the SEC, which you can access over the Internet at www.sec.gov.
Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC are available, without charge, on or through our website, www.wm.com, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and our securities.
We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to a document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.
SEC Filing (Our SEC File Number is 1-12154)	Date Filed
Annual Report on Form 10-K for the year ended December 31, 2024	February 19, 2025
Quarterly Report on Form 10-Q for the quarter ended March 31, 2025	April 29, 2025
Current Report on Form 8-K	February 28, 2025
The portions of our proxy statement for our 2025 annual meeting of stockholders incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2024	April 1, 2025
We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until all of the securities offered by this prospectus have been issued as described in this prospectus. We are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we file with the SEC, unless otherwise specified in such current report.
You may obtain copies of any of these filings through Waste Management, Inc. as described below, or through the SEC’s Internet website or through our website. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
Documents incorporated by reference are available from us without charge to each person, including any beneficial owner, to whom this prospectus is delivered, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone using the contact information below:
Waste Management, Inc.
800 Capitol Street, Suite 3000
Houston, Texas 77002
Attn: Corporate Secretary
(713) 512-6200
Except as expressly provided above, no other information is incorporated by reference into this prospectus.

Offer to Exchange the Notes Set Forth Below
Registered Under the Securities Act of 1933, as amended
for
Any and All Outstanding Restricted Notes
Set Forth Opposite the Registered Notes
REGISTERED NOTES	RESTRICTED NOTES
$485,084,000 3.875% Senior Notes due 2029 (CUSIP No. 94106LCA5)	$485,084,000 3.875% Senior Notes due 2029 (CUSIP Nos. 94106LBZ1 and U94106AK4)
PROSPECTUS
, 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.   Indemnification of Directors and Officers
Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal actions or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.
Our Certificate of Incorporation and By-laws require that we provide indemnification to the maximum extent permitted from time to time under the DGCL and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of the Company or any of its direct or indirect subsidiaries or while such a director or officer is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the Company is not required to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification is not to be exclusive of other indemnification rights arising under any By-laws, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Additionally, the Company has direct contractual obligations to provide indemnification to each of the members of its Board of Directors and each of its executive officers. These agreements provide directors and executive officers with the same indemnification by the Company as described above and assure directors and executive officers that indemnification will continue to be provided despite future changes in the By-laws of the Company.
Waste Management Holdings’ Third Restated Certificate of Incorporation and Amended and Restated By-laws require that it provide indemnification to the maximum extent permitted from time to time under the DGCL, and shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Waste Management Holdings or while such a director or officer is or was serving at the request of the Waste Management Holdings as a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines and penalties paid in settlement incurred in connection with the investigation or defense of such action, suit or proceeding; provided, however, that Waste Management Holdings is not required to indemnify or advance expenses to any person in connection with any proceeding initiated by or on behalf of such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of Waste Management Holdings. Such indemnification is not exclusive of other indemnification rights arising under any By-laws, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs, executors and administrators of such person.
Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director or officer of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer, except where (i) a director or officer breached the duty of loyalty, (ii) a director or officer failed to act in good faith, (iii) a director engaged in intentional misconduct or knowingly violated a law, (iv) a director or officer authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit or (v) an action by or in the right of the corporation is brought against an officer. Each of our Certificate of Incorporation and the Third Restated Certificate of Incorporation of Waste Management Holdings provides that no director or officer will be liable to it or its stockholders for any breach of fiduciary duty, except as limited under the DGCL.
Our and Waste Management Holdings’ directors and officers are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act that might be incurred by them in such capacities and against which we may not indemnify them.
Item 21.   Exhibits and Financial Statement Schedules
Number	Description
2.1	Agreement and Plan of Merger dated June 3, 2024, by and among Waste Management, Inc., Stag Merger Sub Inc. and Stericycle, Inc. [incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K filed on June 3, 2024] (pursuant to Item 601(b)(2) of Regulation S-K, exhibits and schedules to the Agreement and Plan of Merger have been omitted and will be supplementally provided to the SEC upon request).
3.1	Fourth Restated Certificate of Incorporation of Waste Management, Inc. [incorporated by reference to Exhibit 3.2 to Form 8-K filed on May 14, 2024].
3.2	Amended and Restated By-laws of Waste Management, Inc. [incorporated by reference to Exhibit 3.2 to Form 8-K filed on November 6, 2023].
3.3	Third Restated Certificate of Incorporation of Waste Management Holdings, Inc. [incorporated by reference to Exhibit 4.2 to Form 10-K for the year ended December 31, 2014].
3.4	Amended and Restated By-laws of Waste Management Holdings, Inc. [incorporated by reference to Exhibit 4.3 to Form 10-Q for the quarter ended June 30, 2014].
4.1	Indenture, dated September 10, 1997, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (the current successor to Texas Commerce Bank National Association), as trustee, relating to senior debt securities of the Company [incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed on September 24, 1997].
4.2	Registration Rights Agreement by and among Waste Management, Inc., Waste Management Holdings, Inc., Barclays Capital Inc., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC in connection with the 3.875% Senior Notes due 2029 [incorporated by reference to Exhibit 4.5 to Form 8-K filed on November 8, 2024].
4.3	Officers’ Certificate delivered pursuant to Section 301 of the Indenture dated September 10, 1997 establishing the terms and form of the 3.875% Senior Notes due 2029 [incorporated by reference to Exhibit 4.2 to Form 8-K filed on November 8, 2024].
4.4	Guarantee Agreement by Waste Management Holdings, Inc. in favor of The Bank of New York Mellon Trust Company, N.A., as Trustee for the holders of the 3.875% Senior Notes due 2029 [incorporated by reference to Exhibit 4.4 to Form 8-K filed on November 8, 2024].
4.5	Form of Registered Note [contained in Exhibit 4.3].
5.1*	Opinion of Baker Botts L.L.P., regarding the validity of the securities being registered.
21.1	Subsidiaries of Waste Management, Inc. [incorporated by reference to Exhibit 21.1 to Annual Report on Form 10-K filed on February 19, 2025].
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).
24.1*	Powers of Attorney (contained in signature page).
25.1*	Statement of Eligibility of Trustee on Form T-1.
99.1*	Form of Letter of Transmittal.
107*	Filing Fee Table.

*
Filed herewith.

**
Previously filed.

Item 22.   Undertakings
The undersigned Registrants hereby undertake:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and/or

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of such Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of such undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrants or used or referred to by such undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrants or their securities provided by or on behalf of such undersigned Registrant; and

(iv)
Any other communication that is an offer in the offering made by such undersigned Registrants to the purchaser.

(6)
To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(7)
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(8)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of such Registrants pursuant to the foregoing provisions, or otherwise, such Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such Registrants of expenses incurred or paid by a director, officer or controlling person of such Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 8, 2025.
WASTE MANAGEMENT, INC.
By:
/s/ JAMES C. FISH, JR.

James C. Fish, Jr.
President, Chief Executive Officer and Director
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of James C. Fish, Jr., Devina A. Rankin, John Carroll and Charles C. Boettcher, as his or her true and lawful attorney or attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ JAMES C. FISH, JR. James C. Fish, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	May 8, 2025
/s/ DEVINA A. RANKIN Devina A. Rankin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 8, 2025
/s/ JOHN CARROLL John Carroll	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 8, 2025
/s/ THOMAS L. BENÉ Thomas L. Bené	Director	May 8, 2025
/s/ BRUCE E. CHINN Bruce E. Chinn	Director	May 8, 2025
/s/ ANDRÉS R. GLUSKI Andrés R. Gluski	Director	May 8, 2025

Signature	Title	Date
/s/ VICTORIA M. HOLT Victoria M. Holt	Director	May 8, 2025
/s/ KATHLEEN M. MAZZARELLA Kathleen M. Mazzarella	Chair of the Board and Director	May 8, 2025
/s/ SEAN E. MENKE Sean E. Menke	Director	May 8, 2025
/s/ WILLIAM B. PLUMMER William B. Plummer	Director	May 8, 2025
/s/ MARYROSE T. SYLVESTER Maryrose T. Sylvester	Director	May 8, 2025

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 8, 2025.
WASTE MANAGEMENT HOLDINGS, INC.
/s/ MARK A. LOCKETT

Mark A. Lockett, President
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Charles C. Boettcher and Courtney A. Tippy, as his or her true and lawful attorney or attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ MARK A. LOCKETT Mark A. Lockett	President (Principal Executive Officer)	May 8, 2025
/s/ JOHN CARROLL John Carroll	Vice President, Chief Financial Officer and Controller (Principal Financial Officer and Principal Accounting Officer)	May 8, 2025
/s/ COURTNEY A. TIPPY Courtney A. Tippy	Director	May 8, 2025